UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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ATMEL CORPORATION

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ATMEL CORPORATION

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2009
2:00 p.m.

Dear Atmel Stockholders:

Our Annual Meeting of Stockholders will be held on Wednesday, May 20, 2009 at 2:00 p.m., local time, at our offices located at 2325 Orchard Parkway, San Jose, California 95131, for the following purposes:

1. To elect the seven (7) directors listed in the accompanying Proxy Statement to serve for the ensuing year and until their successors are elected;

2. To approve an amendment to our 2005 Stock Plan to allow for a one-time stock option exchange program for employees other than our named executive officers;

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 8, 2009 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone as instructed on the enclosed proxy card, or (3) by mail, using the enclosed paper proxy card and postage-prepaid envelope. For further details, please see the section entitled “Voting” beginning on page two of the accompanying Proxy Statement. Any stockholder attending the annual meeting may vote in person even if he or she has voted using the Internet, telephone, or proxy card, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

FOR THE BOARD OF DIRECTORS

Patrick Reutens
Chief Legal Officer and Secretary

San Jose, California
April 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 20, 2009:

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/049513.

ATMEL CORPORATION

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

These proxy materials are furnished to holders of the common stock of Atmel Corporation (“Atmel” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the Annual Meeting of Stockholders to be held on Wednesday, May 20, 2009, at 2:00 p.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our offices located at 2325 Orchard Parkway, San Jose, California 95131. Our telephone number at this location is (408) 441-0311. Our internet address is www.atmel.com. The information posted on our website is not incorporated into this Proxy Statement.

These proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2008 were first mailed on or about April 27, 2009 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Only holders of record of our common stock at the close of business on April 8, 2009 (the “Record Date”) are entitled to notice of and to vote at the meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of common stock held as of the Record Date on all matters properly submitted for the vote of stockholders. At the Record Date, 450,662,421 shares of our common stock were issued and outstanding, and no shares of our preferred stock were outstanding. For information regarding security ownership by our executive officers and directors and by the beneficial owners of more than 5% of our common stock, see “Security Ownership” below.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence of the holders of a majority of the shares of common stock entitled to vote generally at the annual meeting is necessary to constitute a quorum at the annual meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the annual meeting or (2) have properly submitted a proxy card or voted by telephone or over the Internet. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast, which pursuant to our bylaws means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast for a director’s election shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. The affirmative vote of a majority of the votes duly cast is required to approve an amendment to the 2005 Stock Plan to allow for a one-time stock option exchange program for employees other than our named executive officers as described in Proposal Two below. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of our independent registered public accounting firm described in Proposal Three below.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting. Pursuant to our bylaws, abstentions are not considered to be “votes cast” for the election of directors listed in Proposal One and will not affect the outcome of the election of directors. With respect to Proposals Two and Three, abstentions are deemed to be “votes cast” and therefore have the same effect as a vote against Proposals Two and Three. Broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Board of Directors Recommendation

The Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the nominees listed in Proposal One below;

•	“FOR” the amendment to the 2005 Stock Plan to allow for a one-time stock option exchange program for employees other than our named executive officers; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Voting

Voting by telephone or the Internet.  A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible.

Voting by proxy card.  All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

Voting by attending the meeting.  A stockholder may vote his or her shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. A stockholder may obtain directions to our corporate headquarters in order to attend the annual meeting at www.atmel.com/contacts/directions.asp, or by calling (408) 441-0311.

Changing vote; revocability of proxies.  If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the annual meeting. A stockholder who has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be. Additionally, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Chief Legal Officer and Secretary, 2325 Orchard Parkway, San Jose, California 95131) a later dated written notice of revocation or duly executed proxy, in each case at or before the taking of the vote at the annual meeting, or by attending the meeting and voting in person.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services. We have engaged Innisfree M&A Incorporated to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services will not be material.

Stockholder Proposals to Be Presented at Next Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in Atmel’s proxy materials.  Stockholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 2325 Orchard Parkway, San Jose, California 95131, Attn: Chief Legal Officer and Secretary. To be eligible for inclusion, stockholder proposals must be received no later than December 28, 2009, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder business or nominations to be brought before Atmel’s annual meetings.  Our bylaws also establish an advance notice procedure for stockholders who wish to present certain matters, including nominations of persons for election to the Board and stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. Stockholder proposals, including the nomination of a person for election to the Board, may not be brought before the meeting unless, among other things: (1) the proposal contains certain information specified in the bylaws, and (2) the proposal is received by us not less than 120 days before the one year anniversary on which Atmel first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, which will be December 28, 2009 for the next annual meeting; provided, however, that in the event that we did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year’s meeting, then the deadline for receipt of notice by the stockholder is no later than the close of business on the later of: (1) 120 days prior to the meeting and (2) 10 days after public announcement of the meeting date. A copy of the full text of these bylaw provisions may be obtained by writing to our Chief Legal Officer and Secretary at the address above.

Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth in “Corporate Governance — Director Candidates.”

Delivery of Proxy Materials to Stockholders

If you share an address with another stockholder, each stockholder may not receive a separate copy of the proxy materials. Stockholders may request to receive a separate copy of the proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2008, by writing to Atmel Corporation, 2325 Orchard Parkway, San Jose, California 95131, Attention: Chief Legal Officer and Secretary. Alternatively, stockholders who share an address and receive multiple copies of the proxy materials may request to receive a single copy by following the same instructions.

* * *

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 20, 2009:

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/049513.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of seven (7) directors is to be elected at the meeting, all of whom have been recommended for nomination by the members of the Corporate Governance and Nominating Committee of the Board. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast, which pursuant to our bylaws means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. Votes cast for a director’s election include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven (7) nominees named below, all of whom are presently our directors. There are no family relationships among any of our directors, director nominees or executive officers.

In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any additional nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” the nominees listed below.

Information About Nominees

Information about each nominee as of April 8, 2009 is set forth in the table below:

			Director
Name of Nominee	Age	Positions With Atmel	Since

Steven Laub	50	President and Chief Executive Officer, Atmel Corporation, and Director	2006
Tsung-Ching Wu	58	Executive Vice President, Office of the President, Atmel Corporation, and Director	1985
David Sugishita	61	Director and Non-executive Chairman of the Board	2004
Papken Der Torossian	70	Director	2007
Jack L. Saltich	65	Director	2007
Charles Carinalli	60	Director	2008
Dr. Edward Ross	67	Director	2008

Steven Laub has served as President and Chief Executive Officer of Atmel since August 2006 and as a director of Atmel since February 2006. From 2005 to August 2006, Mr. Laub was a technology partner at Golden Gate Capital Corporation, a private equity buyout firm, and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. From November 2004 to January 2005, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Prior to that time, Mr. Laub spent 13 years in executive positions (including President, Chief Operating Officer and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and related software. Prior to joining Lattice Semiconductor, Mr. Laub was a vice president and partner at Bain and Company, a global strategic consulting firm. Mr. Laub holds a degree in economics from the University of California, Los Angeles (B.A.) and a degree from Harvard Law School (J.D.).

Tsung-Ching Wu has served as a director of Atmel since 1985 and as Executive Vice President, Office of the President since 2001. Mr. Wu served as Executive Vice President and General Manager of Atmel from January 1996 to January 2001 and as Vice President, Technology from January 1986 to January 1996. Mr. Wu holds degrees in electrical engineering from the National Taiwan University (B.S.), the State University of New York at Stony Brook (M.S.) and the University of Pennsylvania (Ph.D.).

David Sugishita has served as the Non-executive Chairman of the Board since August 2006 and as a director of Atmel since February 2004. In addition, Mr. Sugishita is Chairman of both the Audit Committee and the Corporate Governance and Nominating Committee. He also serves as a director and Chairman of the Audit Committee for Ditech Networks, Inc. Since 2000, Mr. Sugishita has taken various short-term assignments including EVP of Special Projects at Peregrine Systems from December 2003 to July 2004 and EVP/CFO at SONICblue, Inc. from January 2002 to April 2002. Prior to 2000, Mr. Sugishita held various senior financial management positions at Synopsys (SVP/CFO) from 1997 to 2000; Actel (SVP/CFO) from 1995 to 1997; Micro Component Technology (SVP/CFO) from 1994 to 1995; Applied Materials (VP/Corporate Controller) from 1991 to 1994; and National

Semiconductor (VP/Finance) from 1978 to 1991. Mr. Sugishita holds degrees in business administration from San Jose State University (B.S.) and Santa Clara University (M.B.A.).

Papken Der Torossian has served as a director of Atmel since July 2007. He has been the Managing Director of Crest Enterprise LLC since September 1997. He also served as the Chairman of Vistec Semiconductor Systems, Inc. from September 2005 until October 2008 and as Chairman of the Board of Therma Wave, Inc. from March 2003 until May 2007, when the company was sold to KLA-Tencor Corporation. From 1984 to May 2001, Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML Holding N.V. Earlier, he was credited for turning around several companies and operations, including as President of ECS Microsystems and President of the Santa Cruz Division of Plantronics, Inc. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics and twelve years with Hewlett-Packard Company in a number of management positions. Mr. Der Torossian currently serves as a director of ParkerVision, Inc. Mr. Der Torossian was formerly on the board of directors of the Silicon Valley Manufacturing Group (SVMG) and on the board of the Semiconductor Industry Supplier Association (SISA). He was also Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS), and has served as Chairman of Semi/Sematech. He also serves as a director for several privately held companies. Mr. Der Torossian holds a B.S.M.E. degree from MIT and an M.S.M.E. degree from Stanford University.

Jack L. Saltich has served as a director of Atmel since July 2007. He has been the Chairman and interim Chief Executive Officer of Vitex Systems, Inc., a private technology company, since January 2006. From July 1999 to August 2005, Mr. Saltich served as the President, Chief Executive Officer and a Director of Three-Five Systems, Inc., a manufacturer of display systems and provider of electronic manufacturing services. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. From 1993 to 1999, Mr. Saltich served as Vice President of Advanced Micro Devices, Inc., where his last position was General Manager of AMD’s European Center in Dresden, Germany. From 1991 to 1993, Mr. Saltich served as Executive Vice President for Applied Micro Circuits Company, a company servicing the high speed telecommunications market. From 1988 to 1991, he was Vice President at VLSI Technology, a semiconductor company. From 1971 to 1988, Mr. Saltich served in a number of capacities with Motorola, Inc. Mr. Saltich currently serves as a member of the board of directors of Leadis Technology, Inc., Immersion Corporation, Ramtron International Corporation and Vitex Systems, Inc., a private company. Mr. Saltich also serves on the Manufacturing Advisory Board for Cypress Semiconductor Corporation. Mr. Saltich received both B.S. and masters degrees in electrical engineering from the University of Illinois. In 2002, he received a distinguished alumni award from the University of Illinois.

Charles Carinalli has served as a director of Atmel since February 2008. He has been a Principal of Carinalli Ventures since January 2002. From July 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan Corporation, a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor Corporation, a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli also serves as a director of Extreme Networks, Inc. and Fairchild Semiconductor International, Inc., as well as several privately held companies. Mr. Carinalli holds an M.S.E.E. from Santa Clara University and a B.S.E.E. from the University of California, Berkeley.

Dr. Edward Ross has served as a director of Atmel since April 2008. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the U.S. subsidiary of Taiwan Semiconductor Manufacturing Company Limited, a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross is a director of California Micro Devices Corporation and Volterra Semiconductor Corporation. Dr. Ross holds a B.S.E.E. from Drexel University and an M.S.E.E., M.A. and Ph.D. from Princeton University.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2005 STOCK PLAN TO ALLOW FOR ONE-TIME OPTION EXCHANGE PROGRAM

We are asking our stockholders to approve an amendment and restatement of the Atmel Corporation 2005 Stock Plan (the “2005 Plan”) so that we can continue to use the 2005 Plan to achieve the Company’s equity compensation goals. The Board of Directors (the “Board”) has approved the amendment and restatement, subject to approval from our stockholders at the 2009 Annual Meeting of Stockholders. Approval of the amendment and restatement requires the affirmative vote of a majority of the votes cast at the Company’s 2009 Annual Meeting of Stockholders. If the stockholders approve the amendment and restatement of the 2005 Plan, it will replace the current version of the 2005 Plan. Otherwise, the current version of the 2005 Plan will remain in effect.

Changes Being Made to the 2005 Plan

The amendment and restatement of the 2005 Plan permits the Company to commence a one-time stock option exchange offer (referred to here as the “exchange offer”) to allow our eligible employees to exchange certain outstanding stock options to purchase shares of our common stock (the stock options eligible for the exchange offer are referred to here as “eligible options”) granted under the 2005 Plan. Only options that have a per share exercise price greater than the 52-week high price of the Company’s common stock as of the commencement date of the exchange offer will be eligible options. Our intent in using this per share exercise price threshold is to ensure that only outstanding stock options that are “underwater” (meaning the per share exercise prices of the stock options are greater than our current stock price) are eligible for the exchange offer. Further, options granted in the 12-month period prior to the date of commencement of the exchange offer will not be eligible options for exchange under the exchange offer. If approved by stockholders, the exchange offer will begin within 12 months of the date of the 2009 Annual Meeting of Stockholders. Within this timeframe, the actual start date will be determined at the discretion of our Board or Compensation Committee. However, even if the stockholders approve the proposal, the Company may later determine not to implement the exchange offer. Further, even if the stockholders approve the proposal, the Company will seek new stockholder approval for the exchange offer if the exchange offer does not commence within 12 months of the Company’s 2009 Annual Meeting of Stockholders. We intend to exchange eligible options for restricted stock units and/or stock options (referred to here as “new equity awards”) covering shares of our common stock granted under the 2005 Plan, based on an exchange ratio intended to result in the issuance of new equity awards that have a fair value approximately equal to, or less than, the fair value of the eligible options to be replaced. Our named executive officers (who are set forth in the table below) and members of our Board may not participate in this exchange offer and therefore do not have an interest in this proposal.

Without stockholder approval of this amendment and restatement, the exchange offer would not be permitted. The 2005 Plan, as amended and restated, is set forth in its entirety as Appendix A to this Proxy Statement.

Description of the Exchange Offer

Reasons for Implementing the Exchange Offer

In recent years, the semiconductor industry has seen a drop in global demand and has been weighed down by excess manufacturing capacity. In addition, Atmel’s business has been impacted by a significant downturn in the automotive sector and in the global market for memory chips. These conditions have been exacerbated by the widespread deterioration of the global economy and the continued weakening of international markets due to the global recession. As a result, the Company, like many other companies in the technology industry, has recently experienced a substantial decline in its stock price. In considering the recent stock price performance of the Company, stockholders should be aware that in fall 2008 an unsolicited joint proposal to acquire the Company was made by two of our competitors, which was subsequently withdrawn. One of those competitors later announced its intention to elect a board slate at Atmel’s 2009 Annual Meeting of Stockholders, and subsequently withdrew its slate of directors and terminated its consideration of a potential transaction with Atmel.

In late 2006, the Company began implementing aggressive restructuring activities in an effort to transform the Company’s business. Over the last two years, the Company has exited 14 non-core businesses, decreased headcount by more than 20%, and reduced wafer fabrication buildings, or fabs, from five to two as the Company adopted an asset-lite wafer-sourcing model. In response to the current severe economic conditions, the Company has taken and continues to take numerous actions, including reducing expenses, reducing manufacturing costs, instituting tighter control over discretionary spending and hiring, implementing 7% to 10% salary cuts for the executive team and implementing a 10% reduction in the annual cash retainer paid to members of the Board. Notwithstanding all of these actions and despite management’s efforts, the Company’s employees hold a significant number of options that are underwater. Exercise prices of stock options outstanding as of March 31, 2009, ranged from $1.68 to $24.44, and the closing market price of our common stock was $3.63 as of that date. It is unclear when a turnaround in the economy may occur, and the underwater stock options pose a considerable challenge to maintaining employee motivation as well as a serious retention concern until an economic recovery begins.

We believe the exchange offer would provide eligible employees a meaningful incentive that is aligned with the interests of our stockholders. We believe that the exchange offer is important because it will enable us to:

•	motivate and retain our employees who participate in the exchange offer by issuing them new equity awards at the fair market value of our common stock on the date of grant and that vest over a period of time following the exchange, subject to the employees’ continued service with us. We believe that the exchange offer will provide renewed incentives for employees to remain with the Company and will motivate our employees to continue to transform the Company’s business, thereby better aligning their interests with the interests of our stockholders; and

•	reduce the number of shares subject to outstanding equity awards (we refer to this as our “overhang”), since surrendered options will be replaced based on an exchange ratio that will result in the issuance of a smaller number of new equity awards. A reduced overhang will decrease the potential dilution of stockholders’ interests.

We believe strongly that the approval of the amendment and restatement of the 2005 Plan is essential to our continued success and in our efforts to transform Atmel’s business.

Eligibility of Stock Options for the Exchange Offer

Eligible options will include stock options to purchase shares of our common stock with a per share exercise price greater than the 52-week high stock price of the Company’s common stock as of the date that the exchange offer commences. However, options granted in the 12-month period prior to the date of commencement of the exchange offer will not be eligible for exchange. Since the eligibility of options will be determined based on the 52-week high stock price as of the commencement date of the exchange offer, we are unable to determine as of the date of the 2009 Annual Meeting of Stockholders the exact number of eligible options. However, for purposes of illustration only, if we were to commence the exchange offer as of March 31, 2009, then the per-share 52-week high stock price of our common stock would be $4.69 (assuming no further increase in our stock price prior to such date). Based on the number of options currently held by eligible employees, 15,871,414 shares would be eligible for the exchange.

Commencement of the Exchange Offer

If approved by stockholders, the exchange offer will begin within 12 months of the Company’s 2009 Annual Meeting of Stockholders. Within this timeframe, the actual start date will be determined at the discretion of our Board or Compensation Committee. However, even if the stockholders approve the proposal, the Company may later determine not to implement the exchange offer. Further, even if the stockholders approve the proposal, the Company will seek new stockholder approval for the exchange offer if the exchange offer does not commence within 12 months of the Company’s 2009 Annual Meeting of Stockholders.

Implementation of the Exchange Offer

On April 8, 2009, our Board approved submitting the exchange offer to our stockholders for their approval. We have not implemented the exchange offer and will not do so unless our stockholders approve this proposal.

Upon commencement of the exchange offer, eligible employees holding eligible options will receive offer documents that will set forth the precise terms and timing of the exchange offer. The exchange offer will remain open for a minimum of twenty (20) U.S. business days for eligible employees to elect to surrender their eligible options in exchange for new equity awards. Promptly following the completion of the exchange offer, surrendered eligible options will be cancelled and the new equity awards will be granted in exchange.

At the commencement of the exchange offer, we will file an offer to exchange document describing the terms of the exchange offer with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, may obtain the offer to exchange and other exchange offer documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

Employee Eligibility Requirements for the Exchange Offer

If approved by stockholders, the exchange offer will be open to the Company’s employees. Participation in the exchange offer will be voluntary. However, our named executive officers (i.e., those individuals listed in the Summary Compensation Table included in this Proxy Statement) and members of our Board will not participate in this exchange offer. It is possible that we would need to make modifications to the terms of the exchange offer with respect to employees in countries outside the United States either to comply with local requirements or for tax or accounting reasons. In addition, we may exclude employees in certain non-U.S. jurisdictions from the exchange offer if local law, expense, complexity, administrative burden or other compensatory considerations would make their participation illegal, infeasible or impractical.

In addition to being employed as of the commencement of the exchange offer, an employee must continue to be employed by us through the date the new equity awards are granted in exchange for the surrendered eligible options. Any employee holding eligible options who elects to participate in the exchange offer but whose employment terminates with the Company for any reason prior to the grant of the new equity awards will retain his or her eligible options subject to their existing terms.

Exchange Ratios

The exchange offer is structured as a value-for-value exchange or return of even greater value to the Company and therefore will not be a one-for-one exchange of stock options for new equity awards. The exchange ratios of shares of exchanged eligible options to new equity awards and the type of new equity awards to be issued (which will be restricted stock units and/or stock options) will be established shortly before the start of the exchange offer. These exchange ratios will be based on the fair value of the eligible options as calculated using a binomial model. Setting the exchange ratios in this manner is intended to result in the issuance of new equity awards that have a fair value approximately equal to, or less than, the fair value of the surrendered eligible options they replace.

Eligible employees who participate in the exchange offer will receive new equity awards for a lesser number of shares with respect to each eligible option exchanged, equal to (a) the number of shares of our common stock underlying the stock option exchanged, divided by (b) an exchange ratio set to approximate a value-for-value exchange (or which provides even greater value to the Company), subject to rounding. The exchange ratios will be applied on a grant-by-grant basis. For purposes of applying the exchange ratio, fractional restricted stock units and numbers of shares underlying new stock options will be rounded down to the nearest whole restricted stock unit and share number, respectively, on a grant-by-grant basis.

The exact exchange ratios will be set by our Board or Compensation Committee prior to the commencement of the exchange offer. Only outstanding stock options with an exercise price greater than the 52-week high price of our common stock as of the commencement date of the exchange offer and that were granted more than 12 months prior to the date of commencement of the exchange offer will be eligible options for exchange under the exchange offer. Although the exchange ratios are not being set now, we can provide some examples if we make certain assumptions regarding the start date of the exchange offer, the fair value of the eligible options, the type of new equity award to be issued, and the fair market value of our common stock.

Example 1.  For example, if we began the exchange offer on March 31, 2009, only options with an exercise price above $4.69 per share would be eligible for the exchange offer. Assume that the exchange ratios of surrendered stock options to new equity awards will be established by grouping together eligible options with similar exercise prices and assigning an appropriate exchange ratio to each grouping and that stock options will be granted in exchange for surrendered stock options. If the eligible options were grouped into 4 separate tiers and, at the time we set the exchange ratios, the fair market value of our common stock was $3.63 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

The Exchange Ratio Would Be
(Exchanged Option Shares for
If the Exercise Price of an Eligible Option is:	New Option Shares):

$4.70 or more but $6.50	1.25 to 1
$6.51 or more but $10.99	2.50 to 1
$11.00 or more but $15.99	10.75 to 1
$16.00 or more	35.00 to 1

For purposes of this example, if a participant exchanged an eligible option to purchase 1,000 shares with an exercise price of $10.00 per share using an exchange ratio of 2.50 to 1, he or she would receive a new stock option to purchase 400 shares. This is equal to 1,000 shares divided by 2.50 (the exchange ratio for an eligible option, in this example, with an exercise price of $10.00 per share). If the participant also exchanged another eligible option to purchase 600 shares with an exercise price of $5.00 per share using an exchange ratio of 1.25 to 1, he or she would receive a new stock option to purchase 480 shares. This is equal to 600 shares divided by 1.25 (the exchange ratio for an eligible option, in this example, with an exercise price of $5.00 per share).

If we further assume for purposes of this example that all currently eligible options remain outstanding and the option holders remain eligible to participate, the following table summarizes information regarding the eligible options and the new equity awards (assuming stock options will be issued) that would be granted in the exchange offer:

			Weighted
		Weighted	Average		Number of
	Number of	Average	Remaining		Shares
	Shares	Exercise	Life of		Underlying
	Underlying	Price of	Eligible		New Options
	Eligible	Eligible	Options	Exchange	That Would
Exercise Prices of Eligible Options	Options	Options	(Years)	Ratio	Be Granted

$4.70 - $6.50	11,872,129	$5.48	7.23	1.25 to 1	9,497,703
$6.51 - $10.99	2,138,805	$7.74	2.85	2.50 to 1	855,522
$11.00 - $15.99	984,100	$12.72	1.63	10.75 to 1	91,544
$16.00 or more	876,380	$18.20	0.96	35.00 to 1	25,039

Total	15,871,414				10,469,808

Any stock options granted pursuant to the exchange offer will have a different vesting schedule from the exchanged options. New stock options will be scheduled to vest over a period of between 3 and 4 years, subject to the option recipient’s continued service with us through each relevant vesting date. Within this range, the actual vesting period will be determined by the Board or Compensation Committee and described in the exchange offer documents.

Upon completion of the exchange offer (as presented in this example, assuming all eligible options are surrendered and without including any grants after March 31, 2009), there will be approximately 37,292,962 shares available for grant and 23,549,394 options outstanding. These outstanding options would have a weighted average exercise price of $3.74 and a weighted average remaining term of 8.50 years.

Example 2.  As another example, if we began the exchange offer on March 31, 2009, only options with an exercise price above $4.69 per share would be eligible for the exchange offer. Assume that the exchange ratios of surrendered stock options to new equity awards will be established by grouping together eligible options with similar exercise prices and assigning an appropriate exchange ratio to each grouping and that restricted stock units will be granted in exchange for surrendered stock options. If the eligible options were grouped into 4 separate tiers and at the time we set the exchange ratios, the fair market value of our common stock was $3.63 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

The Exchange Ratio Would Be
(Exchanged Option Shares for
If the Exercise Price of an Eligible Option is:	Restricted Stock Units):

$4.70 or more but $6.50	2.5 to 1
$6.51 or more but $10.99	5.0 to 1
$11.00 or more but $15.99	21.5 to 1
$16.00 or more	70.0 to 1

For purposes of this example, if a participant exchanged an eligible option to purchase 1,000 shares with an exercise price of $10.00 per share using an exchange ratio of 5.0 to 1, he or she would receive a restricted stock unit grant covering 200 shares. This is equal to 1,000 shares divided by 5.0 (the exchange ratio for an eligible option, in this example, with an exercise price of $10.00 per share). If the participant also exchanged another eligible option to purchase 600 shares with an exercise price of $5.00 per share using an exchange ratio of 2.5 to 1, he or she would receive a restricted stock unit grant covering 240 shares. This is equal to 600 shares divided by 2.5 (the exchange ratio for an eligible option, in this example, with an exercise price of $5.00 per share).

If we further assume for purposes of this example that all currently eligible options remain outstanding and the option holders remain eligible to participate, the following table summarizes information regarding the eligible options and the new equity awards (assuming restricted stock units will be issued) that would be granted in the exchange offer:

			Weighted		Number of
		Weighted	Average		Shares
	Number of	Average	Remaining		Covering
	Shares	Exercise	Life of		Restricted
	Underlying	Price of	Eligible		Stock Units
	Eligible	Eligible	Options	Exchange	That Would
Exercise Prices of Eligible Options	Options	Options	(Years)	Ratio	Be Granted

$4.70 - $6.50	11,872,129	$5.48	7.23	2.5 to 1	4,748,852
$6.51 - $10.99	2,138,805	$7.74	2.85	5.0 to 1	427,761
$11.00 - $15.99	984,100	$12.72	1.63	21.5 to 1	45,772
$16.00 or more	876,380	$18.20	0.96	70.0 to 1	12,520

Total	15,871,414				5,234,905

Any restricted stock units granted pursuant to the exchange offer will have a different vesting schedule from the exchanged options. New restricted stock unit awards will be scheduled to vest over a period of between 3 and 4 years, subject to the award recipient’s continued service with us through each relevant vesting date. Within this range, the actual vesting period will be determined by the Board or Compensation Committee and described in the exchange offer documents.

Upon completion of the exchange offer (as presented in this example, assuming all eligible options are surrendered and without including any grants after March 31, 2009), there will be approximately 38,444,639 shares available for grant, 13,079,586 options outstanding and 26,230,612 restricted stock units outstanding.

Note that if our stock price is higher than our assumed price of $3.63 per share when the actual exchange ratios are set, the eligible options will be more highly valued and, consequently, the exchange ratios will decrease and we will issue more new equity awards in the exchange offer. Conversely, if our stock price decreases from our assumed price of $3.63 per share when the actual exchange ratios are set, the eligible options will be lower in value and, as a result, the exchange ratios will increase and we will issue fewer new equity awards in the exchange offer.

Participation in the Exchange Offer

Eligible employees will not be required to participate in the exchange offer. Participation in the exchange offer is voluntary. Eligible employees will have an election period of at least twenty (20) U.S. business days from the start of the exchange offer in which to determine whether they wish to participate. Since the decision whether to participate in the exchange offer is completely voluntary, we are not able to predict which or how many employees will elect to participate, how many eligible options will be surrendered for exchange, and therefore how many shares covering new equity awards may be granted. As indicated above, our named executive officers and members of our Board are not eligible to participate in the exchange offer. As of March 31, 2009, approximately 1,430 employees were eligible to participate in the exchange offer.

Terms and Conditions and Vesting Schedule of New Equity Awards

Any restricted stock unit issued in the exchange offer will represent a right to receive one share of our common stock on a specified future date, which generally is the date on which the restricted stock unit vests, subject to the award holder’s continued service with us. Any new stock option issued in the exchange offer will represent a right to purchase shares of our common stock during a prescribed period of time at the fair market value of our common stock on the option’s grant date, subject to the option holder’s continued service with us. None of the new equity awards issued under the exchange offer will be vested on the date of grant. The vesting of new equity awards will be different from the vesting schedule of the eligible options with which they are exchanged. Any new equity awards will be scheduled to vest over a period of between 3 and 4 years, subject to the award recipient’s continued service with us through each relevant vesting date. Within this range, the actual vesting schedule of the new equity awards will be determined by the Board or Compensation Committee and will be described in the exchange offer documents.

New equity awards issued in the exchange offer will be granted pursuant to our 2005 Plan and will be subject to an award agreement between the award recipient and the Company. New equity awards may be granted in the form of all stock options, all restricted stock units, or a mix of both stock options and restricted stock units, as determined by our Board or Compensation Committee. The determination of whether new equity awards to be issued will be restricted stock units and/or stock options will be made by our Board or Compensation Committee prior to the commencement of the exchange offer. A participant is not required to pay any monetary consideration to receive shares of our common stock upon settlement of his or her restricted stock units.

Surrendered Stock Options

All surrendered stock options will be cancelled upon completion of the exchange offer. Up to 15,871,414 of the shares underlying eligible options that are surrendered under the exchange offer (assuming, as an example, 100% participation in the exchange offer and that the eligible options are those with an exercise price above the 52-week high of $4.69 as of March 31, 2009) would be returned to the 2005 Plan and would be eligible for future awards under the 2005 Plan. Eligible options that are not surrendered will not be affected and will remain exercisable according to their original terms.

Terms of the Exchange Offer

While the terms of the exchange offer are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change the terms of the exchange offer to better achieve the compensatory purposes of the offer, or to take into account, among other things, our administrative needs, local law requirements, accounting rules, and Company policy decisions that make it appropriate to change the terms of the exchange offer. For example, we may decide that it is appropriate to exclude certain employees (for example, employees in business units or jurisdictions in which the Company has a different compensation program in place or employees whom the Company believes already have sufficient retention incentives) or exclude stock options granted below a higher per share exercise price. However, we will not change the principles of the exchange offer discussed above (for example, the value-for-value exchange, the exclusion of named executive officers or members of our Board for participation in the exchange offer, and exclusion of options with a per share exercise price not greater than the 52-week high price of the Company’s common stock as of the commencement date of the exchange offer).

It is also possible that certain terms of the exchange offer may need to be modified in countries outside the United States in order to comply with local requirements, or for tax, accounting or administrative reasons. Similarly, the exchange offer may not be implemented in certain jurisdictions outside the United States if local law, expense, complexity, administrative burden or other compensatory considerations would make it illegal, infeasible or impractical to do so.

Additionally, we may decide not to implement the exchange offer even if stockholder approval of the exchange offer is obtained or may amend or terminate the exchange offer once it is in progress. The final terms of the exchange offer will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the exchange offer, it is possible that we may need to alter the terms of the exchange offer to comply with comments from the staff.

Summary of Tax Consequences of Participation in the Exchange Offer

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange offer. A more detailed summary of the applicable tax considerations to participants will be provided in the exchange offer documents. The exchange of eligible options for restricted stock units and/or stock options should be treated as a non-taxable exchange, and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of new equity awards. The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position.

The foregoing is only a summary of the tax effect of U.S. federal income taxation upon participants of the exchange offer and the Company with respect to the surrender of eligible options and grant of new equity awards issued under the exchange offer. It does not purport to be complete, and does not discuss the tax consequences of a service provider’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the service provider may reside.

Accounting Treatment of New Equity Awards

On January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), on accounting for share-based payments. Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the new equity awards granted in the exchange offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new equity award granted to employees in exchange for surrendered eligible options, measured as of the date the new equity awards are granted, over the fair value of the eligible options surrendered in exchange for the new equity awards, measured immediately prior to the exchange. We will set the exchange ratios in a manner intended to result in the issuance of new equity awards that have a fair value approximately equal to, or less than, the fair value of the surrendered eligible options they replace. While we plan to design the exchange offer to minimize additional compensation expense for new equity awards issued under the exchange offer, we will likely incur additional compensation expense as a result of the exchange offer.

The Company estimates that, assuming that the exchange offer had begun on March 31, 2009, options with exercise prices above $4.69 per share were eligible for exchange, the fair market value of our common stock was $3.63 per share at the time the exchange ratios were set, the exchange ratios set forth in the examples above were used, and all eligible employees participated in the exchange offer for all eligible options, the impact to stock compensation expense from this exchange offer would have totaled approximately $563,000 in additional expense over the remaining vesting period of the original equity awards if new equity awards granted were entirely restricted stock units or approximately $987,000 in additional expense over the remaining vesting period of the original equity awards if new equity awards granted were entirely stock options. The actual amount of the compensation expense will depend on the participation levels, exchange ratios, Black-Scholes values and vesting schedules established at the time of the exchange, and on fluctuations (if any) in our stock price between the date we set exchange ratios and the grant date of the new stock options and/or restricted stock units. The new vesting period is expected to be between 3 and 4 years, subject to the award recipient’s continued service with us through each relevant vesting date. Within this range, the actual vesting period will be determined by the Board or Compensation Committee and described in the exchange offer documents.

Impact of the Exchange Offer on our Stockholders

We are unable to predict the precise impact of the exchange offer on our stockholders because we are unable to predict how many or which employees will exchange their eligible options.

Description of the 2005 Plan

The following is a summary of the principal features of the 2005 Plan, as amended and restated by the Board on April 8, 2009, subject to stockholder approval However, this summary is not a complete description of all of the provisions of the 2005 Plan, and is qualified in its entirety by the specific language of the 2005 Plan. A copy of the 2005 Plan is provided as Appendix A to this Proxy Statement.

Background and Purpose of the 2005 Plan.  The 2005 Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) nonstatutory stock options, (3) stock purchase rights, (4) stock appreciation rights, and (5) restricted stock units (individually, an “Award”). The 2005 Plan is intended to attract and retain employees and consultants of Atmel and its subsidiaries as well as members of our Board, and to promote the success of the Company’s business. The 2005 Plan also is designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration of the 2005 Plan.  The 2005 Plan is administered by the Board or a committee (the “Committee”) appointed by the Board (the “Administrator”). A Committee generally consists of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Atmel is entitled to a federal tax deduction for certain performance-based compensation paid under the 2005 Plan).

Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2005 Plan and outstanding Awards. The Administrator also has authority to amend outstanding Awards subject to the terms and conditions of the 2005 Plan, approve forms of agreement for use under the 2005 Plan, establish rules and regulations relating to the 2005 Plan including sub-plans established for the purpose of satisfying applicable foreign laws, determine the form and manner in which participants of the 2005 Plan may designate beneficiaries of Awards, and permit option holders to satisfy tax withholding obligations by having the Company withhold shares to be issued upon exercise of an option Award. The Administrator also had the authority to commence a stock option exchange program in connection with certain options for purposes of coming into compliance with Section 409A of the Code (“Section 409A”), which the Company implemented and completed on December 21, 2007. The Administrator may make all other determinations necessary or advisable for administering the 2005 Plan.

The Administrator may not, without obtaining the approval of the Company’s stockholders: (i) reduce the exercise price of any Award to the then-current fair market value of our common stock if the fair market value of our common stock declined since the Award’s grant date, (ii) institute an option exchange program to cancel outstanding options for options with a lower exercise price, different type of Award, cash or a combination thereof, or (iii) institute any other program that would constitute a revaluation or repricing of options, except that adjustments may be made pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, without stockholder approval. If the amendment and restatement of the 2005 Plan is approved by stockholders, the Administrator will be permitted to implement the one-time exchange offer as described above.

The 2005 Plan is an amendment and restatement of the Company’s 1996 Stock Plan, which the Company maintained until the 2005 Plan amended and restated it on May 11, 2005.

Shares under the 2005 Plan.  As of March 31, 2009, 114,000,000 shares of Atmel Common Stock (“Shares”) were authorized for issuance under the 2005 Plan. As of March 31, 2009, a total of approximately 31.9 million Shares were available for issuance under the 2005 Plan. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares will be returned to the available pool of Shares reserved for issuance under the 2005 Plan. Shares of restricted stock repurchased by the Company also will be available for future issuance under the 2005 Plan. The Shares may be authorized, but unissued, or reacquired common stock of the Company. Any Shares covering restricted stock, restricted stock units, or stock purchase rights granted on or after May 14, 2008, will be counted against the 2005 Plan Share reserve as 1.78 Shares for every 1 Share subject thereto and such Shares forfeited or repurchased by the Company will return to the 2005 Plan and become available for issuance as to 1.78 Shares for every 1 Share forfeited or repurchased.

Eligibility to Receive Awards.  The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2005 Plan, except that incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 31, 2009, approximately 5,902 of our employees, directors and consultants would be eligible to participate in the 2005 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options.  A stock option is the right to acquire Shares at a fixed exercise price for a prescribed period of time. Under the 2005 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Atmel, to more favorable tax treatment). Each option Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The Administrator will determine the number of Shares covered by each option, but during any fiscal year of Atmel, no participant may be granted options (and/or other Awards) covering more than 5,000,000 Shares, unless in connection with the participant’s initial year of service, in which case such participant may be granted options to purchase up to an additional 5,000,000 Shares.

The exercise price of an incentive stock option must be at least 110% of fair market value of the Shares if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Atmel or any of its subsidiaries. With respect to each participant, the aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by such participant during any calendar year also may not exceed $100,000 (and any excess will be considered nonstatutory stock options). The exercise price of incentive stock options, and nonstatutory stock options granted on or after April 9, 2008 (except with respect to certain Awards granted in a non-U.S. jurisdiction), must be at least 100% of fair market value of the Shares on the grant date. Any nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) also must have an exercise price of at least 100% of fair market value of the Shares on the grant date.

Options become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but with respect to options granted on or after April 9, 2008, the expiration may not be later than 10 years after the grant date or such shorter term as provided in an Award agreement. In addition, if a participant who, at the time an incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Atmel or any of its subsidiaries, the expiration term is 5 years from the date of grant or such shorter term as provided in the Award agreement.

After termination of service with us by a participant, the participant may exercise his or her option for the period of time determined by the Administrator and stated in the Award agreement. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within 3 months of such termination, to the extent that the option is vested on the date of termination, unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or, if the participant has died, the personal representative of the participant’s estate, beneficiary designated in accordance with the Administrator’s requirements or if no administration of the participant’s estate is required, the successor-in-interest to whom the right to exercise the option is transferred, may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination. However, in no event may an option be exercised later than the expiration of the term of such option as set forth in the Award agreement.

The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Administrator also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Administrator determines to be an acceptable form of consideration subject to the terms of the 2005 Plan. At the time of exercise, a participant must pay any taxes that Atmel is required to withhold.

Stock Purchase Rights.  Shares acquired pursuant to a grant of stock purchase rights under the 2005 Plan are restricted stock. Restricted stock will vest in accordance with the terms and conditions established by the Administrator. (See “Performance Goals” below relating to vesting based on achievement of certain performance criteria.) The Administrator determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Atmel, no participant may be granted stock purchase rights (and/or other Awards) covering more than 5,000,000 Shares unless in connection with the participant’s initial year of service, in which case such participant may be granted stock purchase rights (and/or other Awards) up to an additional 5,000,000 Shares.

Each stock purchase rights Award is evidenced by an Award agreement specifying the terms and conditions of the Award. A holder of restricted stock will have full voting rights, unless determined otherwise by the Administrator.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) are Awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Administrator) equal to (1) the number of shares exercised, times (2) the amount by which Atmel’s stock price exceeds the exercise price. The Administrator may grant (i) tandem SARs exercisable for all or part of the Shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option, (ii) affiliated SARs which are deemed exercised upon exercise of the related option, and (iii) freestanding SARs exercisable on the terms and conditions determined by the Administrator.

Each SAR Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The exercise price is set by the Administrator but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised based on the conditions established by the Administrator. SARs expire under the same rules that apply to options and are subject to the same per-person limits (i.e., 5,000,000 covered Shares for SARs and/or other Awards in any fiscal year unless in connection with the participant’s initial year of service, in which case such participant may be granted SARs covering up to an additional 5,000,000 Shares).

Restricted Stock Units.  Restricted Stock Units are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Administrator) only if performance goals and/or other vesting criteria established by the Administrator are achieved or the Awards otherwise vest. Each restricted stock units Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The applicable performance goals or vesting criteria (which may be based solely on continued service to Atmel and its subsidiaries) will be determined by the Administrator, and may be applied on a company-wide, divisional or individual basis, based on applicable federal or state securities laws, or any other basis determined by the Administrator (see “Performance Goals” below for more information).

During any fiscal year of Atmel, no participant may receive restricted stock units (and/or other Awards) covering greater than 5,000,000 Shares unless in connection with the participant’s initial year of service, in which case such participant may be granted restricted stock units (and/or other Awards) covering up to an additional 5,000,000 Shares. The Administrator establishes the initial value of each restricted stock unit on or before the date of grant.

Performance Goals.  The Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Administrator’s discretion, one or more of the following performance goals may apply:

•	Annual Revenue

•	Operating Profit

•	Cash Flow from Operations

•	Net Income

•	Pro Forma Net Income

•	Earnings per Share

•	Return on Sales

The performance goals may differ from participant to participant and from Award to Award. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, compared against another company or companies), (3) against the performance of Atmel as a whole or a segment of Atmel, and/or (4) on a pre-tax or after-tax basis.

By granting Awards that vest upon achievement of performance goals, the Administrator may be able to preserve Atmel’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits Atmel’s ability to deduct annual compensation paid to each of Atmel’s Chief Executive Officer and “covered employees” (within the meaning of Section 162(m)) to $1,000,000 per individual. However, Atmel can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Atmel to receive a federal income tax deduction in connection with such Awards.

Limited Transferability of Awards.  Awards granted under the 2005 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award to an individual or entity. Further, with respect to any Award or type of Award or participant or class of participants under the Plan, the Administrator may permit the participant to designate the beneficiary of such Awards in the event of the participant’s death. Any transfer will be made in accordance with procedures established by the Administrator.

Awards to be Granted to Certain Individuals and Groups.  The number of Awards (if any) that an employee, consultant, or director may receive under the 2005 Plan is in the discretion of the Administrator and therefore cannot be determined in advance.

Adjustments upon Changes in Capitalization.  If Atmel experiences a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (excluding the conversion of convertible securities of the Company), the number and class of Shares available for issuance under the 2005 Plan, the number, class and price of Shares covering outstanding Awards, and the numerical per-person limits on Awards, will be proportionately adjusted to reflect the change in capitalization.

Adjustments upon Liquidation or Dissolution.  In the event of a liquidation or dissolution of the Company, the Administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and any unexercised Award will terminate upon such transaction. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise, until 10 days prior to such transaction, all or any part of the Award, including Shares as to which the Award otherwise would not be exercisable. Awards granted after August 14, 2008, that may be considered “deferred compensation” within the meaning of Code Section 409A will not accelerate upon a liquidation or dissolution of the Company, unless otherwise determined by the Administrator.

Adjustments upon Merger or Change in Control.  The 2005 Plan provides that in the event of a merger with or into another corporation or a sale of all or substantially all of Atmel’s assets (with respect to Awards granted prior to August 14, 2008, or with respect to Awards granted on or after August 14, 2008, excluding any merger with or into another corporation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or any such surviving entity or its parent outstanding immediately after such merger), the successor corporation will assume or substitute an equivalent Award for each outstanding Award. In the event that the successor corporation refuses to assume or substitute for an Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, with respect to options and SARs that become fully vested and exercisable in lieu of assumption or substitution, the Administrator will notify the participant that such Award will be fully vested and exercisable for a period of 15 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of equity awards granted under the Plans. Tax consequences for any particular individual may be different.

Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within 2 years following the date the option was granted nor within 1 year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within 2 years after the date of grant or within 1 year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to forfeiture or repurchase upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Issuance.  A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). A recipient of a stock issuance that is subject to a vesting schedule will not recognize any income at the time of grant unless he or she elects to be taxed at that time by filing a Section 83(b) election with the Internal Revenue Service within 30 days of the issuance. Instead, the recipient of an unvested stock issuance will generally recognize income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by the Company. The Company will generally be entitled to an income tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A.  Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2004 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ATMEL CORPORATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Amendment and Termination of the 2005 Plan

The Board generally may amend or terminate the 2005 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. Certain amendments to the 2005 Plan require stockholder approval, including:

•	A material increase in benefits accrued to participants under the 2005 Plan;

•	An increase in the number of shares that may be optioned or sold under the 2005 Plan;

•	A material modification (expansion or reduction) of the class of participants in the 2005 Plan; or

•	A provision permitting the Administrator to lapse or waive restrictions on Awards at its discretion.

Participation in the 2005 Plan

The grant of Awards under the 2005 Plan to employees, including the executive officers named in the table below, is subject to the discretion of the Plan Administrator. The following table sets forth information with respect to the grant of options and other awards under the 2005 Plan to the executive officers named in the table below, to all current executive officers as a group, to all non-employee directors as a group and to all other employees as a group during Atmel’s last fiscal year ended December 31, 2008:

	Securities	Weighted		Weighted
	Underlying	Average		Average Dollar
	Options	Exercise Price	Full Value	Value of Full
	Granted	Per Share	Awards	Value Awards
Name of Individual or Identity of Group and Position	(#)	($)	(#)(1)	($)(2)

Steven Laub	1,860,000	$3.73	3,080,000	$4.06
President and Chief Executive Officer
Stephen Cumming	400,000	$3.32	405,000	$4.17
Vice President of Finance and Chief Financial Officer
Walter Lifsey	225,000	$3.71	710,000	$4.10
Executive Vice President, Worldwide Operations
Tsung-Ching Wu, Ph.D.	100,000	$4.20	650,000	$4.17
Executive Vice President, Office of the President
Rod Erin	75,000	$4.20	512,500	$4.18
Vice President, Non-Volatile Memory Segment and Advanced Products Business Unit
Robert Avery(3)	—	—	—	—
Former Vice President of Finance and Chief Financial Officer
All current executive officers, as a group (7 persons)	2,772,500	$3.72	6,113,750	$4.10
All non-employee directors as a group (5 persons)	147,500	$3.78	106,900	$3.88
All other employees (including all current officers who are not executive officers) as a group	2,230,000	$3.67	11,790,446	$4.08

(1)	Consists of restricted stock units (RSUs). Each RSU represents a contingent right to receive one share of Atmel’s Common Stock.

(2)	Based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant.

(3)	Mr. Avery resigned as Atmel’s Vice President Finance and Chief Financial Officer in July 2008.

Summary

We believe strongly that the approval of the amendment and restatement of the 2005 Plan is essential to our continued success. As the 2005 Plan is designed to assist us in retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders, not permitting the amendment and restatement of the 2005 Plan to implement the one-time stock option exchange program will mean that the 2005 Plan’s goals will be more difficult to meet.

Required Vote

We must receive an affirmative vote of a majority of the votes cast at the Company’s 2009 Annual Meeting of Stockholders in order for this proposal to be approved. If stockholders do not approve the amendment and restatement of the 2005 Plan, the 2005 Plan will continue under its current terms until it expires or is terminated in accordance with the terms of the 2005 Plan, and the stock options granted under the 2005 Plan will remain outstanding and will continue to be governed by the terms of the 2005 Plan. The Company will continue to recognize compensation expense for these stock options, even though the stock options may have little or no retention or incentive value to our employees.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal Two.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2009. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 1985.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire. The representatives are also expected to be available to respond to appropriate questions from the stockholders.

Ratification of Appointment of PricewaterhouseCoopers LLP

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm is not required by Atmel’s bylaws or other applicable legal requirements. However, our Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Atmel and its stockholders.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Atmel’s independent registered public accounting firm for the year ending December 31, 2009.

Fees of PricewaterhouseCoopers LLP Incurred by Atmel

The following table sets forth the fees billed for services rendered by PricewaterhouseCoopers LLP for each of our last two fiscal years.

	2008	2007

Audit fees(1)	$4,558,000	$4,481,000
Audit-related fees(2)	16,000	144,000
Tax fees(3)	108,000	155,000
All other fees	—	—

Total	$4,682,000	$4,780,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and of our internal control over financial reporting and the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	The Audit-related fees as of the years ended December 31, 2008 and 2007 were for services related to consultations concerning international financial accounting and reporting standards and due diligence related to acquisitions, respectively.

(3)	Tax fees consisted of fees for international tax planning and other tax compliance services.

Audit Committee Pre-Approval Policy

Section 10A(i)(1) of the Exchange Act and related Securities and Exchange Commission (“SEC”) rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a de minimis exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the audit-related or non-audit services described above were performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

CORPORATE GOVERNANCE

Atmel’s current corporate governance practices and policies are designed to promote stockholder value and Atmel is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our web site at www.atmel.com/ir/governance.asp.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles, which set forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Corporate Governance Principles state that currently different individuals fill the roles of Chairman and Chief Executive Officer. Our Corporate Governance Principles also currently require directors to offer to resign upon a material change in their employment, subject to the Board’s acceptance; and limit the number of public company boards on which our directors may serve. Our Board first adopted these Corporate Governance Principles in March 2007 and has refined them from time to time. You can access our Corporate Governance Principles on our web site at www.atmel.com/ir/governance.asp.

Code of Ethics/Standards of Business Conduct

It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Standards of Business Conduct, which is applicable to all of our directors, officers and employees, and which complies with the SEC’s requirements and with listing standards of the NASDAQ Stock Market LLC (“Nasdaq”).

Our Standards of Business Conduct are designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Standards of Business Conduct are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. We recently amended our Standards of Business Conduct, a copy of which can be accessed on our web site at www.atmel.com/ir/governance.asp. We intend to disclose future amendments to certain provisions of our Standards of Business Conduct, or waivers of such provisions granted to directors and executive officers, on our web site in accordance with applicable SEC and Nasdaq requirements.

Independence of Directors

The Board has determined that each of the following directors, constituting a majority of the Board, is “independent” within the meaning of the Nasdaq’s listing standards:

David Sugishita
Papken Der Torossian
Jack L. Saltich
Charles Carinalli
Dr. Edward Ross

Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Meetings and Committees

All directors are expected to attend each meeting of the Board and the committees on which he serves. All directors are also encouraged, but not required, to attend our Annual Meeting of Stockholders. Each director and director nominee at the time attended the 2008 Annual Meeting of Stockholders. During the fiscal year ended December 31, 2008, the Board held 15 meetings.

The Board has the following standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year (held during the periods that he served).

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Messrs. Sugishita (Chairman), Carinalli and Saltich. The Board has determined that (1) each of the current members of the Audit Committee is “independent” within the meaning of the Nasdaq listing standards and within the meaning of the rules of the Exchange Act and (2) Mr. Sugishita meets the requirements of an audit committee financial expert in accordance with SEC rules. The Audit Committee held 16 meetings during 2008 at which, among other things, the committee discussed Atmel’s financial results and regulatory developments and Atmel’s response to such regulatory developments with Atmel’s independent registered public accounting firm.

The duties of the Audit Committee are to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of Atmel’s independent registered public accounting firm, the organization and performance of Atmel’s internal audit function, and Atmel’s internal accounting and financial reporting controls. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement, reviews the reports of Atmel’s management, internal audit and independent registered public accounting firm concerning Atmel’s internal accounting and financial controls, appoints, determines the compensation of and oversees the work of Atmel’s independent registered public accounting firm, and reviews and approves the scope of the annual audit. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all of Atmel’s books, records, facilities and personnel and the power to retain outside legal, accounting or other advisors for this purpose. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace Atmel’s independent registered public accounting firm. The charter of the Audit Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.

See “Report of the Audit Committee” below for more information regarding the functions of the Audit Committee.

Corporate Governance and Nominating Committee

We have a separately-designated standing Corporate Governance and Nominating Committee that currently consists of Messrs. Sugishita (Chairman), Der Torossian and Ross. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is “independent” within the meaning of the Nasdaq listing standards. This Committee reviews the Company’s principles of corporate governance and recommends changes to the Board as necessary. The Committee also reviews governance-related stockholder proposals and makes recommendations to the Board for action on such proposals. For additional information see “Director Candidates” below. The Corporate Governance and Nominating Committee makes recommendations to the Board regarding the composition and size of the Board. The Committee also establishes procedures for the submission of candidates for election to the Board, establishes procedures for identifying and evaluating candidates for director and determines the relevant criteria for Board membership. The Corporate Governance and Nominating Committee held 5 meetings during 2008. The charter of the Corporate Governance and Nominating Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.

Compensation Committee

We have a separately-designated standing Compensation Committee. The Compensation Committee currently consists of Messrs. Saltich (Chairman), Carinalli, Der Torossian and Sugishita. Our Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the Nasdaq listing standards. This Committee reviews and approves Atmel’s executive compensation policies, including the salaries and target bonuses of our executive officers, and administers our equity compensation plans. See “Executive Compensation — Compensation Discussion and Analysis” below for a description of Atmel’s processes and procedures for the consideration and determination of executive compensation. The Compensation Committee held 8 meetings during 2008. The charter of the Compensation Committee can be accessed on our web site at www.atmel.com/ir/governance.asp.

The Compensation Committee Report is included below in “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, the following directors (or former directors) have at one time been members of Atmel’s Compensation Committee: Messrs. Saltich, Carinalli, Der Torossian, Sugishita and T. Peter Thomas. Mr. Thomas was a director of Atmel from the beginning of 2008 through the date of the 2008 Annual Meeting of Stockholders. Mr. Thomas did not seek re-election to the Board in 2008. No interlocking relationships exist between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation

Committee was as of the time of his service on the Compensation Committee a present or former officer or employee of Atmel or its subsidiaries, other than Mr. Sugishita who since August 2006 has served as non-executive Chairman of the Board. Mr. Sugishita is a non-employee director of the Company.

Director Candidates

Atmel’s bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the Board. Please refer to Section 2.2(c) of our bylaws for a description of the process for nominating directors. It is the Corporate Governance and Nominating Committee’s policy to consider properly submitted stockholder recommendations (as opposed to a formal nomination) for candidates for membership on the Board. A stockholder may submit a recommendation for a candidate for membership on the Board by submitting in writing the name and background of such candidate to the Atmel Corporate Governance and Nominating Committee, c/o Chief Legal Officer and Secretary, Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131. The Corporate Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate’s name and biographical information, and (3) the recommending stockholder has consented in writing to public disclosure of such stockholder’s name. Required biographical and background information include: (A) the name, age, business address and residence of such person, (B) the principal occupation and employment of such person, and (C) biographical information on the recommended candidate that the recommending stockholder believes supports such candidacy (keeping in mind the criteria discussed below that the Corporate Governance and Nominating Committee considers when making recommendations for nomination to the Board).

The Corporate Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Committee through professional search firms, stockholders or other persons. The process by which candidates for nomination to the Board are evaluated includes review of biographical information and background material on potential candidates by Committee members, meetings of Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Committee. Candidates recommended by stockholders (and properly submitted, as discussed below) are evaluated by the Corporate Governance and Nominating Committee using the same criteria as other candidates. Although the Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board, the Committee does review numerous criteria before recommending a candidate. Such criteria include, but are not limited to: character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, and other commitments.

Communications from Stockholders

Stockholders may communicate with the Board by submitting either an e-mail to bod@atmel.com or written communication addressed to the Board (or specific board member) c/o Chief Legal Officer and Secretary, Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director. The Chairman of the Corporate Governance and Nominating Committee will, with the assistance of our Chief Legal Officer, (1) review all communications to the Board, (2) determine if such communications relate to substantive matters, (3) if such communications relate to substantive matters, provide copies (or summaries) of such communications to the other directors as he or she considers appropriate, and (4) if such communications do not relate to substantive matters, determine what action, if any, will be taken with such communications. Communications relating to personal grievances or matters as to which we receive repetitive and duplicative communications are unlikely to be deemed “substantive.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Atmel’s compensation program for its executive officers is generally intended to meet the following objectives: (1) attract, retain, motivate and reward superior executive talent that is key to the business success of the Company with competitive compensation; (2) link total compensation with the achievement of Atmel’s strategic objectives (financial and non-financial) and individual performance goals; and (3) align the interests and objectives of Atmel’s executives with the interests of our stockholders.

The Compensation Committee reviews Atmel’s compensation program for its executive officers on an annual basis. The Compensation Committee determines the compensation for all of Atmel’s executive officers and uses the above objectives to guide it in assessing the proper allocation among the following elements of compensation: base salary, incentive bonus, and equity compensation. Atmel also provides other benefits to its executive officers, as further described below.

The Compensation Committee does not target specific competitive levels of pay for individual executives; rather, in determining levels of compensation for individual executives, the Compensation Committee takes into consideration a number of factors, including the following:

•	individual executive performance, experience, and qualifications;

•	Atmel’s performance against financial goals, including profitability and revenue;

•	the scope of the executive’s role;

•	competitive pay practices and prevailing market conditions; and

•	internal pay consistency.

Throughout this Compensation Discussion and Analysis, each individual who served either as the Chief Executive Officer or Chief Financial Officer during fiscal 2008, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.” Robert Avery served as Vice President Finance and Chief Financial Officer through his retirement from Atmel in July 2008, when Stephen Cumming was appointed Vice President Finance and Chief Financial Officer.

Role of Compensation Committee

Atmel’s executive compensation program is overseen and administered by the Compensation Committee. The Compensation Committee currently consists of Messrs. Saltich (Chairman), Carinalli, Der Torossian, and Sugishita. Each of these individuals qualifies as (i) an “independent director” under the Nasdaq listing standards, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee reviews and approves our executive compensation objectives and programs; approves specific executive officer compensation decisions, such as salaries, target bonuses and actual bonuses; and administers our stock incentive plans. The Compensation Committee held 8 meetings during 2008. The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.atmel.com/ir/governance.asp.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with Atmel’s President and Chief Executive Officer, Mr. Laub, and/or other executives to obtain recommendations with respect to Company compensation programs, practices, and packages for executive officers and certain other employees. Management makes recommendations to the Compensation Committee on base salaries, target and actual bonuses, and equity compensation for the executive team and other employees; however, individual executive officers do not propose or seek approval for their own compensation. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.

Mr. Laub attends portions of the Compensation Committee’s meetings, but the Compensation Committee also holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses Mr. Laub’s compensation package with him, but deliberates and makes decisions with respect to Mr. Laub’s compensation without him present and in consultation with its independent compensation consultant. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to a subcommittee. The Compensation Committee has not delegated any of its authority with respect to any material component of the compensation of executive officers of Atmel. In October 2007, February 2008, and October 2008, the Board delegated authority to our Chief Executive Officer to grant options and restricted stock units to certain non-executive employees under specific circumstances, including prior review and approval from our vice president of human resources (or a delegate) and subsequent review from our chief legal officer (or a delegate). Copies of approvals pursuant to this delegation of authority are periodically reviewed with the Compensation Committee.

Role of Compensation Consultant

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities and has done so. During 2008, as in 2007 and 2006, the Compensation Committee retained Compensia, Inc. (“Compensia”) to advise the Compensation Committee on executive compensation matters. In 2008, Compensia’s services included benchmarking against Peer Companies and Survey Data (as defined below), consulting with respect to salary, bonus and equity compensation of executive officers, consulting with respect to compensation-related terms of employment agreements of executive officers, and consulting with respect to severance / change of control arrangements. Compensia serves at the discretion of the Compensation Committee. In 2008, Compensia also advised Atmel’s Corporate Governance and Nominating Committee with respect to the compensation of Atmel’s Board of Directors. Although Compensia worked with management in carrying out its duties for the Compensation Committee and the Corporate Governance and Nominating Committee, Compensia is engaged by and reports to the Compensation Committee.

In analyzing our executive compensation program for fiscal 2008, Compensia used data from a group of peer companies in the semiconductor industry (the “Core Peers”), other peer companies in the high-tech industry (the “Broad High-tech Peers,” and collectively with the Core Peers, the “Peer Companies”) and multiple data points from companies represented in executive compensation surveys (“Survey Data”). The Peer Companies were selected on the basis of their fiscal and business similarities to Atmel and were approved by the Compensation Committee. The Broad High-tech Peers were included in the benchmarking process to provide the Compensation Committee with a perspective on how technology companies outside of the semiconductor industry compensate their executives. The Survey Data was comprised primarily of San Francisco Bay Area technology companies with annual revenues between $1 billion and $3 billion. The Peer Companies were:

Core Peers:

•	Altera Corporation

•	Analog Devices, Inc.

•	Broadcom Corporation

•	Cypress Semiconductor Corporation

•	Fairchild Semiconductor International, Inc.

•	International Rectifier Corporation

•	Linear Technology Corporation

•	LSI Corporation (LSI Logic)

•	Marvell Technology Group Ltd.

•	Maxim Integrated Products, Inc.

•	Microchip Technology Incorporated

•	National Semiconductor Corporation

•	NVIDIA Corporation

•	ON Semiconductor Corporation

•	Spansion Inc.

•	Vishay Intertechnology, Inc.

•	Xilinx, Inc.

Broad High-tech Peers:

•	Autodesk, Inc.

•	Cadence Design Systems, Inc.

•	Juniper Networks, Inc.

•	Palm, Inc.

•	Synopsys, Inc.

•	Verisign, Inc.

Elements of Compensation

The three primary elements that comprise Atmel’s compensation program are: (i) base salary; (ii) incentive bonuses; and (iii) long-term incentives through equity awards. Each of these elements is considered a primary element of compensation because each is considered useful and necessary to meet one or more of the principal objectives of our compensation programs.

The following secondary elements supplement Atmel’s compensation program: (i) deferred compensation benefits; (ii) retirement benefits provided under a 401(k) plan or as typically provided in the country where our executive officers reside; and (iii) generally available benefit programs, such as life insurance, health care benefits and participation in our employee stock purchase plan, or ESPP. The above are considered secondary elements of Atmel’s compensation program because they typically comprise a relatively small percentage of the total compensation of our executive officers and are generally set at levels such that they would not constitute a strong factor in attracting or retaining our executive officers.

In addition, Atmel provides its executive officers with certain severance and other payments following a termination of employment, including in connection with a change of control, as discussed below.

The Compensation Committee reviews the primary elements of our executive compensation program on an annual basis and reviews the other elements from time to time to ensure that compensation levels remain competitive. In setting compensation levels for a particular executive, the Compensation Committee consults with independent advisors and takes into consideration the proposed compensation package as a whole and each element individually, as well as the factors listed above in “Overview of Compensation Program and Philosophy.”

Base Salary, Bonuses, and Equity Awards — Overview

Atmel makes base salaries and bonuses a significant portion of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Bonuses also are paid in order to incentivize and reward the executives for achieving individual goals and the goals of Atmel. The Compensation Committee determines each executive officer’s target total annual cash compensation (salary and bonuses) on a yearly basis. The Compensation Committee also grants equity compensation to executive officers in order to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value.

Base Salary

In fiscal 2008, in consultation with Compensia and following review of the factors discussed above in “Overview of Compensation Program and Philosophy,” the Compensation Committee increased the base salaries of certain of Atmel’s named executive officers as set forth in the table below. For Walt Lifsey and Rod Erin, these increases resulted from promotions that occurred early in fiscal 2008 and annual salary reviews that occurred later in fiscal 2008.

	Base Salary at	Base Salary at
	January 1,	December 31,
Name and Title	2008	2008

Steven Laub	$725,000	$755,000
President and Chief Executive Officer
Walt Lifsey	$415,000	$500,000
Executive Vice President, Operations
Tsung-Ching Wu	$492,000	$509,200
Executive Vice President, Office of the President
Rod Erin	$315,000	$350,000
Vice President, RFA and Non-Volatile Memory Segments

Mr. Cumming was appointed Vice President Finance and Chief Financial Officer in July 2008. In consultation with Compensia and following review of the factors discussed above in “Overview of Compensation Program and Philosophy,” the Compensation Committee set Mr. Cumming’s initial base salary at $345,000.

Mr. Avery’s base salary of $375,000 was not changed in fiscal 2008.

In February 2009, the Compensation Committee approved a temporary salary reduction for executive officers. The salary of our Chief Executive Officer was reduced by ten percent (10%), and the salaries of our other executive officers were reduced by seven percent (7%). The temporary salary reduction will be in effect from February 1, 2009 to June 30, 2009, and will be reviewed at the end of the first and second quarters to determine if the reductions should be continued.

Incentive Bonuses

Payment of bonus amounts, and therefore total cash compensation, depends on the achievement of specified performance goals. In consultation with Compensia, the Compensation Committee adopted an executive bonus plan for fiscal year 2008 (the “2008 Bonus Plan”). The 2008 Bonus Plan is a cash incentive program designed to motivate participants to achieve Atmel’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of Atmel’s executive officers were eligible to participate in the 2008 Bonus Plan. Target bonuses ranged from 50% to 125% of an executive’s base salary, and the amount of the bonus actually paid to an executive officer was based on the achievement of (i) certain Company performance objectives tied to Atmel’s annual revenue and non-GAAP operating profit, (ii) certain individual performance objectives approved by the Compensation Committee, and (iii) for some executive officers, certain business unit objectives tied to the business unit’s annual revenue and non-GAAP operating profit. Non-GAAP operating profit figures exclude the effect of stock-based compensation expense, restructuring and asset impairment charges, acquisition related charges, certain distributor bad debt expense, and certain legal and accounting expenses. Under the 2008 Bonus Plan, actual individual bonuses paid could range from zero to 200% of an individual’s bonus target, depending upon the level of achievement of the various objectives described above.

For fiscal 2008, the Compensation Committee determined that it would be appropriate to choose different performance measures for different executives as follows:

•	For Mr. Laub, the Compensation Committee chose two primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 37.5% each);

and (2) individual performance objectives (weighted at 25%), which included strategic, restructuring, operational, human resources and investor objectives.

•	For executive officers that were not business unit heads, the Compensation Committee chose two primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 37.5% each); and (2) individual performance objectives (weighted at 25%), which included strategic, restructuring, operational, human resources and teamwork oriented objectives.

•	For executive officers that were business unit heads, the Compensation Committee chose three primary measures: (1) Atmel’s financial objectives, which consisted of Atmel’s revenue and non-GAAP operating profit percentage (weighted at 18.75% each); (2) the business unit’s financial objectives, which consisted of the business unit’s revenue and non-GAAP operating profit percentage (weighted at 18.75% each); and (3) individual performance objectives (weighted at 25%), which included strategic, restructuring, operational, human resources and teamwork oriented objectives.

Atmel’s target revenue and non-GAAP operating profit objectives were set at levels that required the Company’s best level of performance since fiscal 2001, excluding the effect of stock-based compensation expense, restructuring and asset impairment charges, acquisition related charges, certain distributor bad debt expense, and certain legal and accounting expenses. The Compensation Committee retained discretion to modify the bonus that would otherwise be payable based on actual performance.

We issued our audited financial statements for fiscal year 2008 on March 2, 2009. On March 9, 2009, the Compensation Committee reviewed the Company’s audited fiscal 2008 financial results and the individual performance of the executives and, based upon such performance as measured against the performance measures specified in the 2008 Bonus Plan, the Committee approved bonus awards for the Company’s executive officers. The Committee determined that 50% of the aggregate bonus for certain named executive officers would be awarded in restricted stock units with immediate vesting pursuant to the Company’s 2005 Stock Plan. Approved awards for the named executive officers are listed below:

	Fiscal 2008	Amount Paid	Number of
Name	Bonus Awards	in Cash	RSUs Issued

Steven Laub	$860,578	$430,289	139,704
Stephen Cumming	$106,438	$53,219	17,279
Walt Lifsey	$365,389	$182,694	59,316
Tsung-Ching Wu	$348,243	$174,122	56,533
Rod Erin	$172,309	$86,155	27,972
Robert Avery	$128,232	$128,232	—

The Compensation Committee awarded a prorated bonus for fiscal 2008 to each of Mr. Avery and Mr. Cumming.

Long-Term Incentive Compensation

Atmel provides long-term incentive compensation through awards of stock options and restricted stock units that generally vest over multiple years, as well as performance shares, which are restricted stock units that vest upon the achievement of performance goals. Atmel’s equity compensation program is intended to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value. The equity compensation program also is designed to retain highly talented executives.

Equity-based incentives are granted to our executive officers under Atmel’s stockholder-approved 2005 Stock Plan. Pursuant to Atmel’s equity compensation granting policy, grants to executive officers are approved either during scheduled meetings or by unanimous written consent of the Compensation Committee effective upon the date the last signature is obtained. Options are priced (the “Pricing Date”) on the 15th of the month on or after the approval date, or the next trading day if the market is not open on the 15th of the month (for example, stock options approved between October 16 and November 15 would have a Pricing Date of November 15). Restricted stock units and performance share grants are generally effective on the 15th of the middle month of the calendar quarter in which the approval date occurs. All options have a per share exercise price equal to the fair market value of Atmel’s common stock on the Pricing Date. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of Atmel common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a four-year period, the value to recipients of any immediate increase in the price of Atmel’s stock following a grant may be attenuated.

Our Compensation Committee regularly monitors the environment in which Atmel operates and makes changes to our equity compensation program to help us meet our compensation objectives, including achieving long-term stockholder value. Atmel grants stock options and restricted stock units because they can be effective tools for meeting Atmel’s compensation goal of increasing long-term stockholder value by tying the value of executive officer rewards to Atmel’s future stock price performance. Employees are able to profit from stock options only if Atmel’s stock price increases in value over the stock option’s exercise price. Restricted stock units also provide significant incentives tied to stock price appreciation, as well as incentives for the executives to remain employed with Atmel. Atmel believes the combination of options and restricted stock units that were granted provide effective incentives to executives to achieve increases in the value of Atmel’s stock. Pursuant to our 2005 Stock Plan, as amended, each share subject to restricted stock, restricted stock units (including performance shares), and stock purchase rights granted on or after May 14, 2008 is counted as one and 78/100 (1.78) shares against the shares available for grant under the 2005 Plan.

In fiscal 2008, our Compensation Committee approved the issuance of performance shares to our executive officers. The performance share awards provide for the grant of a maximum number of restricted stock units that will be paid out in shares of Atmel common stock if the applicable non-GAAP operating margin performance criteria have been met. The performance share awards provide that during the performance period beginning July 1, 2008, and ending December 31, 2011, a portion of the performance shares may become eligible to vest for each quarterly performance period beginning on or after April 1, 2009 (provided, that, in the case of a new executive officer, the individual has been a service provider for at least four full quarterly performance periods). The number of performance shares in which the executive officer may vest for each such quarterly performance period will depend upon achievement with respect to the non-GAAP operating margin performance criteria. Non-GAAP operating margin figures exclude the effect of stock-based compensation expense, restructuring and asset impairment charges, acquisition related charges, and certain legal and accounting expenses. The non-GAAP operating margin performance criteria are at levels that require significantly greater performance as compared to recent years in order to vest 100%. However, if a “change of control” (as such term is defined in the performance share awards) occurs during the performance period, the performance period will be deemed to end immediately prior to the change of control and the vesting of the performance shares subject to the performance share awards will convert to a time-based vesting schedule. The number of performance shares in which the executive officer will be entitled to vest in accordance with the time-based vesting schedule will equal fifty percent (50%) of the maximum number of performance shares subject to the performance share award, less the number of any previously vested performance shares. Generally, performance shares that have not vested by the time of an executive officer’s termination of service with Atmel will be forfeited. However, the performance share awards provide that in the event that the executive incurs a termination of service within three (3) months before or twelve (12) months following a change of control either (i) by Atmel for any reason other than for “cause” (as such term is defined in the performance share awards), or (ii) by the recipient for “good reason” (as such term is defined in the performance share awards), then the unvested performance shares that were converted to a time-based vesting schedule as discussed above will fully vest. If a change of control occurs on account of a change in a majority of the Company’s Board and, within 12 months following such change of control, another change of control occurs (on account of a reason other than a change in a majority of the Company’s Board), then a termination of an executive officer’s employment also will be considered to be in connection with a change of control if the executive officer’s employment is terminated within 12 months following such subsequent change of control.

The number of options or restricted stock units our Compensation Committee grants to each executive and the vesting schedule for each grant is determined based on the factors discussed above in “Overview of Compensation

Program and Philosophy.” Existing ownership levels are not a factor in award determination because we do not want to discourage executives from holding Atmel stock. The retention value of unvested equity awards, however, is a factor in award determination.

In fiscal 2008, in consultation with Compensia and following review of the factors discussed above in “Overview of Compensation Program and Philosophy,” the Compensation Committee granted stock options, restricted stock units and performance shares to Atmel’s executive officers. These grants to the named executive officers are set forth below in the table entitled “Grants of Plan-Based Awards in 2008.” For fiscal 2008 annual grants, the Committee determined that a mix of stock option awards, vesting monthly over four years, and restricted stock unit awards, vesting annually over four years, was appropriate and would provide an appropriate mix of motivation and retention incentives. In addition, performance shares were granted to provide compensation to Atmel’s executive officers and other key employees in connection with excellent and sustained company performance. The performance share grants were structured to provide approximately 75th percentile total compensation, on average, compared to our Peer Companies, over a three and a half year period to Atmel’s executive officers, but only if a target level of shares is earned.

Other Benefit Programs

Severance/Change of Control Benefits

In fiscal 2008, in consultation with Compensia, the Compensation Committee reviewed Atmel’s severance and change of control policies for executive officers and adopted the Change of Control and Severance Plan, which applies to Atmel’s executive officers. The Change of Control and Severance Plan provides for certain payments to be made upon an executive officer’s termination without “cause,” or resignation for “good reason,” in connection with a “change of control,” as such terms are defined in the plan. The payments that may be made pursuant to the Change of Control and Severance Plan are described further below under the section entitled “Potential Payments Upon Termination or Change of Control.” The Compensation Committee believes that adoption of the Change of Control and Severance Plan is in the best interests of Atmel’s stockholders and will help ensure the continued dedication and performance of Atmel’s officers.

Executive Deferred Compensation Plan

The Atmel Executive Deferred Compensation Plan (the “EDCP”) is a non-qualified deferred compensation plan allowing certain employees to defer a portion of their salary and bonus, thereby allowing the participating employee to defer taxation on such amounts. Participants are credited with returns based on the allocation of their account balances among mutual funds. Atmel utilizes an investment advisor to control the investment of these funds and the participants remain general creditors of Atmel. Distributions from the plan commence in the quarter following a participant’s retirement or termination of employment. Atmel accounts for the EDCP in accordance with EITF No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” (“EITF No. 97-14”). In accordance with EITF No. 97-14, the liability associated with the other diversified assets is being marked to market with the offset being recorded as compensation expense, primarily selling, general and administrative expense, to the extent there is an increase in the value, or a reduction of operating expense, primarily selling, general and administrative expense, to the extent there is a decrease in value. The other diversified assets are marked to market with the offset being recorded as other income (expense), net.

The EDCP is offered to higher level employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Tax Deferred Savings Plan (the “401(k) Plan”). Further, Atmel offers the EDCP as a competitive practice to enable it to attract and retain top talent. The EDCP is evaluated for competitiveness in the marketplace from time to time, but the level of benefit provided by the EDCP is not typically taken into account in determining an executive’s overall compensation package for a particular year.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

In addition to the EDCP, Atmel maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Atmel does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than: (a) the 401(k) Plan, or (b) as required in certain countries other than the United States for legal or competitive reasons.

In fiscal 2008, the executive officers were eligible to receive health care coverage that is generally available to other Atmel employees. In addition, Atmel offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

The 401(k) Plan and other generally available benefit programs are intended to allow Atmel to remain competitive in retaining employee talent, and Atmel believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Atmel. The main objectives of Atmel’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Stock Ownership Guidelines and Certain Trading Restrictions

Pursuant to our Corporate Governance Principles, stock ownership for our directors and executive officers is encouraged. In addition, our executive officers and certain other individuals subject to our Insider Trading Policy are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative transactions with respect to Atmel’s securities. This prohibition extends to hedging or similar transactions designed to decrease the risks associated with holding Atmel securities.

Accounting and Tax Considerations

Atmel has considered the potential impacts of the excise taxes under Sections 280G and 409A of the Code and has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to these Sections. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of Atmel that exceeds certain limits, and that Atmel or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, Atmel structured the EDCP and structures its equity awards and other compensation programs in a manner intended to comply with the applicable Section 409A requirements. In addition, during fiscal 2008, Atmel entered into agreements with certain executive officers, including Messrs. Cumming and Lifsey, to make technical changes to their individual employment arrangements intended to bring these arrangements into compliance with regulations and guidance under Section 409A.

In determining which elements of compensation are to be paid, and how they are weighted, Atmel also takes into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m), Atmel generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). All of the stock options granted to our executive officers are intended to qualify as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R “Share Based Payment” (“SFAS No. 123R”). SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R superseded our previous accounting under Accounting Principle Board (“APB”) No. 25 “Accounting for Stock Issued to Employees” (“APB No. 25”) for the periods beginning in 2006. We adopted SFAS No. 123R effective January 1, 2006. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest will be recognized as expense over the requisite service periods in our Consolidated Statements of Operations.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2008 required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Jack L. Saltich (Chairman)
Charles Carinalli
Papken Der Torossian
David Sugishita

Summary Compensation Table

The following table presents information concerning the total compensation of (i) our principal executive officer, (ii) all persons who served as our principal financial officer during fiscal year 2008, and (iii) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our 2008 fiscal year (our “named executive officers”). No disclosure is provided for 2006 or 2007 for those persons who were not named executive officers in 2006 and 2007.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)		($)(1)(a)	($)(1)(b)	($)(2)	($)(3)	($)

Steven Laub(4)	2008	$762,115		$2,559,023	$2,226,873	$860,578	$29,075	$6,437,664
President and Chief	2007	$706,731		$2,001,042	$1,873,120	$968,333	$25,714	$5,574,940
Executive Officer	2006	$255,769		—	$470,356	$395,996	$6,925	$1,129,046
Stephen Cumming(5)	2008	$172,500		$98,208	$81,090	$106,438	$28,033	$486,269
Vice President, Finance and Chief Financial Officer
Walt Lifsey	2008	$489,423		$213,682	$660,809	$365,389	$23,041	$1,752,344
Executive Vice President, Operations
Tsung-Ching Wu	2008	$516,215		$174,257	$503,592	$348,243	$29,574	$1,571,881
Executive Vice President,	2007	$479,577		—	$401,271	$428,563	$25,684	$1,335,095
Office of the President	2006	$445,926		—	$221,868	$280,157	$15,593	$963,544
Rod Erin	2008	$339,423		$147,763	$227,063	$172,309	$22,926	$909,484
Vice President, RFA and Non-Volatile Memory Segments
Robert Avery(6)	2008	$230,618	(6)	—	$174,624	$128,232	$58,898	$592,372
Former Vice President, Finance	2007	$356,731		—	$317,552	$291,493	$19,886	$985,662
and Chief Financial Officer	2006	$315,412		—	$234,102	$278,907	$13,655	$842,076

(1)(a)	Stock awards consist only of restricted stock units. Amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead the dollar value of the awards shown in this column is the compensation cost recognized for financial statement reporting purposes for the years ended December 31, 2007 and 2008 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payment,” (SFAS No. 123R), but excluding any estimate of future forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. The valuation of these awards is set forth in the Notes to Consolidated Financial Statements in our fiscal year 2008 Annual Report on Form 10-K filed with the SEC on March 2, 2009.

(1)(b)	Option awards consist only of stock options. Amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead the dollar value of the awards shown in this column is the compensation cost recognized for financial statement reporting purposes for the years ended December 31, 2006, 2007 and 2008 in accordance with the provisions of SFAS No. 123R, but excluding any estimate of future forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. The assumptions used in the valuation of these awards are set forth in the Notes to Consolidated Financial Statements in our fiscal year 2008 Annual Report on Form 10-K filed with the SEC on March 2, 2009.

(2)	The amounts under Non-Equity Incentive Plan Compensation reflect bonuses granted pursuant to the executive bonus plans adopted by the Compensation Committee on May 14, 2008 (the “2008 Bonus Plan”), August 27, 2007 (the “2007 Bonus Plan”) and September 29, 2006 (the “2006 Bonus Plan”). Amounts paid under the 2008 Bonus Plan, 2007 Bonus Plan and 2006 Bonus Plan were paid in fiscal 2009, fiscal 2008 and fiscal 2007, respectively. For amounts payable under the 2008 Bonus Plan to the named executive officers other than Mr. Avery, half of the amount was paid as a cash bonus during fiscal 2009 and half was paid in fully-vested restricted stock units issued in fiscal 2009. For more information, see “Grants of Plan-Based Awards in 2008” below. The amounts paid under the 2007 Bonus Plan and the 2006 Bonus Plan were paid in cash.

(3)	The value and components of perquisites and other personal benefits for each of the named executive officers for fiscal year 2008 are set forth below in the “All Other Compensation for Fiscal Year 2008” table.

(4)	Mr. Laub entered into an employment agreement to become Atmel’s President and Chief Executive Officer effective August 2006 at a salary of $700,000 per year.

(5)	Mr. Cumming joined Atmel as Vice President Finance and Chief Financial Officer in July 2008 at a salary of $345,000 per year.

(6)	Mr. Avery resigned as Atmel’s Vice President Finance and Chief Financial Officer in July 2008. $216,346 was paid as salary and $14,272 was paid for consulting services rendered following Mr. Avery’s termination of employment in July 2008.

All Other Compensation for Fiscal Year 2008

			Short Term	Long Term	Company
	Health	Life	Disability	Disability	Match 401(k)
Name	Insurance	Insurance	Insurance	Insurance	Contribution	Other		Total

Steven Laub	$15,654	$1,860	$3,857	$6,631	$500	$573	(1)	$29,075
Stephen Cumming	$15,654	$1,283	$3,857	$6,631	$500	$108	(1)	$28,033
Walt Lifsey	$9,620	$1,860	$3,857	$6,631	$500	$573	(1)	$23,041
Tsung-Ching Wu	$15,654	$1,860	$3,857	$6,631	$500	$1,072	(1)	$29,574
Rod Erin	$9,620	$1,246	$3,857	$6,631	$500	$1,072	(1)	$22,926
Robert Avery	$9,620	$1,395	$3,857	$6,631	—	$37,395	(2)	$58,898

(1)	Premium for excess group term life insurance.

(2)	Premium for excess group term life insurance ($914); payout of accrued vacation in connection with termination of employment ($36,481).

Please see the section entitled “Base Salary” in the Compensation Discussion and Analysis included in this Proxy Statement for a description of the actions taken by the Compensation Committee with respect to salaries of our named executive officers for fiscal year 2009.

For a description of the Company’s process for determining the payment of non-equity incentive compensation to the Company’s executive officers, please see the section entitled “Incentive Bonuses” in the Compensation Discussion and Analysis included in this Proxy Statement.

For a description of the Company’s practices with respect to perquisites and personal benefits provided to our executive officers, please see the section entitled “Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs” in the Compensation Discussion and Analysis included in this Proxy Statement.

From time to time, we enter into agreements with our executive officers. For a description of the material terms of employment agreements and severance and change of control arrangements with our named executive officers, please see the section entitled “Potential Payments Upon Termination or Change of Control” included in this Proxy Statement.

Grants of Plan-Based Awards in 2008

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2008 under any plan.

								All Other		All Other
								Stock Awards:		Option Awards:		Exercise	Grant Date
		Estimated Possible Payouts			Estimated Possible Payouts			Number of		Number of		or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			Shares of		Securities		Price of	of Stock
		Plan Awards(1)			Plan Awards(2)			Stock or		Underlying		Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($)	($)(11)

Steven Laub	—	0	943,750	1,887,500	—	—	—	—		—		—	—
	2/15/08	—	—	—	—	—	—	—		1,000,000	(3)	$3.32	$1,696,649
	2/15/08	—	—	—	—	—	—	500,000	(4)	—		—	$1,660,000
	8/15/08	—	—	—	—	—	—	—		860,000	(5)	$4.20	$1,919,766
	8/15/08	—	—	—	—	—	—	430,000	(6)	—		—	$1,806,000
	8/15/08	—	—	—	0	—	2,150,000	—		—		—	—
Stephen Cumming	—	0	241,500	483,000	—	—	—	—		—		—	—
	7/15/08	—	—	—	—	—	—	—		400,000	(7)	$3.32	$707,692
	8/15/08	—	—	—	—	—	—	30,000	(6)	—		—	$126,000
	8/15/08	—	—	—	0	—	357,000	—		—		—	—
	10/27/08	—	—	—	0	—	18,000	—		—		—	—
Walt Lifsey	—	0	375,000	750,000	—	—	—	—		—		—	—
	2/15/08	—	—	—	—	—	—	—		125,000	(8)	$3.32	$212,081
	2/15/08	—	—	—	—	—	—	60,000	(9)	—		—	$199,200
	8/15/08	—	—	—	—	—	—	150,000	(6)	—		—	$630,000
	8/15/08	—	—	—	—	—	—	—		100,000	(5)	$4.20	$223,229
	8/15/08	—	—	—	0	—	476,000	—		—		—	—
	10/27/08	—	—	—	0	—	24,000	—		—		—	—
Tsung-Ching Wu	—	0	381,900	763,800	—	—	—	—		—		—	—
	8/15/08	—	—	—	—	—	—	—		100,000	(5)	$4.20	$223,229
	8/15/08	—	—	—	—	—	—	150,000	(6)	—		—	$630,000
	8/15/08	—	—	—	0	—	476,000	—		—		—	—
	10/27/08	—	—	—	0	—	24,000	—		—		—	—
Rod Erin	—	0	210,000	420,000	—	—	—	—		—		—	—
	5/15/08	—	—	—	—	—	—	25,000	(10)	—		—	$109,250
	8/15/08	—	—	—	—	—	—	—		75,000	(5)	$4.20	$167,421
	8/15/08	—	—	—	—	—	—	112,500	(6)	—		—	$472,500
	8/15/08	—	—	—	0	—	357,000	—		—		—	—
	10/27/08	—	—	—	0	—	18,000	—		—		—	—
Robert Avery	—	0	281,250	562,500	—	—	—	—		—		—	—

(1)	Reflects the minimum, target and maximum payment amounts that named executive officers may receive under the 2008 Bonus Plan, depending on performance against the metrics described in further detail in the “Compensation Discussion and Analysis — Incentive Bonuses” section above. The amounts range from zero (if the minimum level for financial performance and individual goals are not achieved) to a cap based on a certain percentage of the individual’s base salary. The actual payout is determined by the Compensation Committee by multiplying (a) the percentage completion of the executive’s goals times (b) the sum of the amounts calculated by applying the multipliers of the performance objectives to the performance objectives. Payouts under the 2008 Bonus Plan may be zero depending on Atmel’s performance against the Company and business unit performance objectives and the executive’s performance against individual performance objectives. Based on the parameters of the 2008 Bonus Plan, payouts are determined by the Compensation Committee. The applicable caps are as follows: 250% for Mr. Laub; 140% for Mr. Cumming; 150% for Mr. Avery; 150% for Mr. Lifsey; 120% for Mr. Erin; and 150% for Mr. Wu. The actual bonus amounts were determined by the Compensation Committee in March 2009 and are reflected in the “Non-Equity Incentive

Plan Compensation” column of the “Summary Compensation Table.” Mr. Avery resigned as Atmel’s Vice President Finance and Chief Financial Officer in July 2008, and Mr. Cumming was appointed Atmel’s Vice President Finance and Chief Financial Officer in July 2008; each received a pro-rated amount of his target bonus. For each named executive officer other than Mr. Avery, half of the amount was paid as a cash bonus during fiscal 2009 and half was paid in fully-vested restricted stock units during fiscal 2009, as follows:

	Fiscal 2008	Amount Paid	Number of RSUs
	Bonus Awards	in Cash	Issued

Steven Laub	$860,578	$430,289	139,704
Stephen Cumming	$106,438	$53,219	17,279
Walt Lifsey	$365,389	$182,694	59,316
Tsung-Ching Wu	$348,243	$174,122	56,533
Rod Erin	$172,309	$86,155	27,972
Robert Avery	$128,232	$128,232	—

(2)	Reflects the minimum, target and maximum share amounts that named executive officers may receive under performance restricted stock units granted during fiscal 2008 pursuant to our 2005 Stock Plan, depending on performance against the metrics described in further detail in the “Compensation Discussion and Analysis — Long-Term Incentive Compensation” section above. The amounts that may be received range from zero (if a minimum level for financial performance is not achieved) to twenty-five percent (25%) of the maximum amount (if a minimum level for financial performance is achieved) to 100% of the maximum amount (if a maximum level for financial performance is achieved), with increasing amounts of performance between the minimum level and maximum level for financial performance resulting in increased shares received. The actual payout, if any, will be determined by the Compensation Committee.

(3)	Reflects options to purchase common stock granted pursuant to the 2005 Stock Plan. Shares subject to the option vest and become exercisable as follows: 1/48th of the shares each month after August 15, 2007 such that 100% of the shares will be fully vested on August 15, 2011.

(4)	Reflects restricted stock units granted pursuant to the 2005 Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Atmel’s Common Stock. 25% of these shares vested on August 15, 2008, and the remaining shares vest pro rata annually thereafter, such that 100% of these shares will be fully vested on August 15, 2011.

(5)	Reflects options to purchase common stock granted pursuant to the 2005 Stock Plan. Shares subject to the option vest and become exercisable as follows: 2.0833% vest each month such that 100% of the shares subject to the option will be fully vested and exercisable on August 15, 2012.

(6)	Reflects restricted stock units granted pursuant to the 2005 Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Atmel’s Common Stock. 25% of these shares will vest on August 15, 2009, and the remaining shares will vest pro rata annually thereafter, such that 100% of these shares will be fully vested on August 15, 2012.

(7)	Reflects options to purchase common stock granted pursuant to the 2005 Stock Plan. 25% of these shares will vest on July 15, 2009, and the remaining shares will vest pro rata monthly thereafter, such that 100% of these shares will be fully vested on July 15, 2012.

(8)	Reflects options to purchase common stock granted pursuant to the 2005 Stock Plan. Shares subject to the option vest and become exercisable as follows: 2.0833% vest each month such that 100% of the shares subject to the option will be fully vested and exercisable on February 15, 2012.

(9)	Reflects restricted stock units granted pursuant to the 2005 Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Atmel’s Common Stock. 25% of these shares will vest on February 15, 2009, and the remaining shares will vest pro rata annually thereafter, such that 100% of these shares will be fully vested on February 15, 2012.

(10)	Reflects restricted stock units granted pursuant to the 2005 Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Atmel’s Common Stock. 25% of these shares will vest on May 15,

2009, and the remaining shares will vest pro rata annually thereafter, such that 100% of these shares will be fully vested on May 15, 2012.

(11)	Reflects the grant date fair value of each equity award computed in accordance with SFAS No. 123R. See footnotes (1)(a) and (1)(b) to “Summary Compensation Table” for a description of the assumptions used in the valuation of these awards under SFAS No. 123R. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table presents information concerning unexercised options and stock that has not vested as of the end of fiscal 2008 for each named executive officer.

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan Awards:
										Plan Awards:	Market or
									Market	Number of	Payout Value
							Number of		Value of	Unearned	of Unearned
							Shares or		Shares or	Shares, Units	Shares, Units
							Units of		Units of	or Other	or Other
			Number of				Stock That		Stock That	Rights That	Rights That
			Securities Underlying		Option	Option	Have Not		Have Not	Have Not	Have Not
	Grant		Unexercised Options (#)		Exercise	Expiration	Vested		Vested	Vested	Vested
Name	Date(1)		Exercisable	Unexercisable	Price ($)	Date	(#)(11)		($)(7)	(#)(8)	($)(9)

Steven Laub	2/10/06		35,417	14,583	$4.78	2/10/16	—		—	—	—
	8/7/06	(2)	845,833	604,167	$4.89	8/7/16	—		—	—	—
	1/2/07	(10)	291,667	208,333	$6.05	1/2/17	—		—	—	—
	7/11/07		—	—	—	—	437,500	(6)	$1,369,375	—	—
	2/15/08	(3)	333,333	666,667	$3.32	2/15/18	—		—	—	—
	2/15/08		—	—	—	—	375,000	(12)	$1,173,750	—	—
	8/15/08	(4)	71,667	788,333	$4.20	8/15/18	—		—	—	—
	8/15/08		—	—	—	—	430,000		$1,345,900	—	—
	8/15/08		—	—	—	—	—		—	2,150,000	$1,682,375
Stephen Cumming	7/15/08	(2)	—	400,000	$3.32	7/15/2018	—		—	—	—
	8/15/08		—	—	—	—	—		—	357,000	$279,353
	8/15/08		—	—	—	—	30,000		$93,900	—	—
	10/27/08		—	—	—	—	—		—	18,000	$14,085
Walt Lifsey	12/15/06	(2)	250,000	250,000	$6.28	12/15/16	—		—	—	—
	8/15/07	(4)	50,000	100,000	$4.74	8/15/17	—		—	—	—
	2/15/08	(4)	26,042	98,958	$3.32	2/15/18	—		—	—	—
	2/15/08		—	—	—	—	60,000		$187,800	—	—
	8/15/08	(4)	8,333	91,667	$4.20	8/15/18	—		—	—	—
	8/15/08		—	—	—	—	150,000		$469,500	—	—
	8/15/08		—	—	—	—	—		—	476,000	$372,470
	10/27/08		—	—	—	—	—		—	24,000	$18,780
Tsung-Ching Wu	2/15/02		70,833	—	$7.69	2/15/12	—		—	—	—
	2/15/02		11,997	—	$7.69	12/31/09	—		—	—	—
	11/15/02		100,000	—	$2.11	11/15/12	—		—	—	—
	12/19/03		25,000	—	$5.75	12/19/13	—		—	—	—
	12/19/03		20,799	—	$5.75	12/31/09	—		—	—	—
	2/11/05		95,833	4,167	$3.29	2/11/15	—		—	—	—
	9/6/06	(4)	168,750	131,250	$5.73	9/6/16	—		—	—	—
	8/15/07	(4)	100,000	200,000	$4.74	8/15/17	—		—	—	—
	8/15/08	(4)	8,333	91,667	$4.20	8/15/18	—		—	—	—
	8/15/08		—	—	—	—	150,000		$469,500	—	—
	8/15/08		—	—	—	—	—		—	476,000	$372,470
	10/27/08		—	—	—	—	—		—	24,000	$18,780

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan Awards:
										Plan Awards:	Market or
									Market	Number of	Payout Value
								Number of	Value of	Unearned	of Unearned
								Shares or	Shares or	Shares, Units	Shares, Units
								Units of	Units of	or Other	or Other
			Number of					Stock That	Stock That	Rights That	Rights That
			Securities Underlying		Option	Option		Have Not	Have Not	Have Not	Have Not
	Grant		Unexercised Options (#)		Exercise	Expiration		Vested	Vested	Vested	Vested
Name	Date(1)		Exercisable	Unexercisable	Price ($)	Date		(#)(11)	($)(7)	(#)(8)	($)(9)

Rod Erin	7/16/99		16,000	—	$7.83	7/16/09		—	—	—	—
	11/17/00		6,000	—	$12.13	11/17/10		—	—	—	—
	12/14/01		4,000	—	$8.02	12/14/11		—	—	—	—
	12/19/03		7,500	—	$5.75	12/31/11		—	—	—	—
	12/19/03		2,500	—	$5.75	12/19/13		—	—	—	—
	2/11/05		9,583	417	$3.29	2/11/15		—	—	—	—
	7/15/05		85,417	14,583	$2.66	7/15/15		—	—	—	—
	9/6/06	(4)	56,250	43,750	$5.73	9/6/16		—	—	—	—
	8/6/07	(4)	25,000	50,000	$4.92	8/6/17		—	—	—	—
	8/15/07	(4)	25,000	50,000	$4.74	8/15/17		—	—	—	—
	5/15/08		—	—	—	—		25,000	$78,250	—	—
	8/15/08	(4)	6,250	68,750	$4.20	8/15/18		—
	8/15/08		—	—	—	—		—	—	357,000	$279,353
	8/15/08		—	—	—	—		112,500	$352,125	—	—
	10/27/08		—	—	—	—		—	—	18,000	$14,085
Robert Avery	7/16/99		14,000	—	$7.83	1/11/09	(5)	—	—	—	—
	11/17/00		4,000	—	$12.13	1/11/09	(5)	—	—	—	—
	12/14/01		4,000	—	$8.02	1/11/09	(5)	—	—	—	—
	12/19/03		20,000	—	$5.75	1/11/09	(5)	—	—	—	—
	2/11/05		1,250	—	$3.29	1/11/09	(5)	—	—	—	—
	9/6/06		91,667	—	$5.73	1/11/09	(5)	—	—	—	—
	8/15/07		36,458	—	$4.74	1/11/09	(5)	—	—	—	—

(1)	Unless otherwise indicated, all unvested options granted to named executive officers vest and become exercisable over a four-year period as follows: 12.5% six months after the grant date and 2.0833% each month thereafter until fully vested.

(2)	This option vests 25% on the first anniversary of the grant date and then 2.0833% per month thereafter.

(3)	This option vests 1/48th per month after August 15, 2007.

(4)	This option vests 2.0833% per month until fully vested.

(5)	Mr. Avery resigned as Atmel’s Vice President Finance and Chief Financial Officer in July 2008. As part of his separation agreement, he was granted an extension to exercise his then-vested options for up to six (6) months from the date of his termination.

(6)	These restricted stock units vest 25% on August 7, 2007 and then 6.25% per quarter thereafter.

(7)	Market value of unvested restricted stock units based on the last reported sales price of our common stock on the NASDAQ Global Select Market of $3.13 per share on December 31, 2008.

(8)	Reflects share amounts that named executive officers may receive under performance restricted stock units granted during fiscal 2008, depending on performance against the metrics described in further detail in the “Compensation Discussion and Analysis — Long-Term Incentive Compensation” section above. The amounts that may be received range from zero (if a minimum level for financial performance is not achieved) to twenty-five percent (25%) of the maximum amount (if a minimum level for financial performance is achieved) to 100% of the maximum amount (if a maximum level for financial performance is achieved), with increasing amounts of performance between the minimum level and maximum level for financial performance resulting in increased shares received. The actual payout, if any, will be determined by the Compensation Committee.

(9)	Pursuant to SEC regulations, the payout value reported in this column reflects the market value of the minimum number of shares that would potentially be awarded upon the achievement of performance goals, based on the last reported sales price of our common stock on the NASDAQ Global Select Market of $3.13 per share on December 31, 2008. These amounts do not correspond to the actual value that will be recognized by the named executive officers, if any.

(10)	This option vests as to 25% of the shares on August 7, 2007 and the remaining shares vest monthly thereafter, such that 100% of the shares subject to the option will be fully vested on August 7, 2010.

(11)	Unless otherwise indicated, all restricted stock units granted to named executive officers vest 25% annually over the first four (4) anniversaries of the date of grant.

(12)	These restricted stock units vest 25% on each of August 15, 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested at 2008 Fiscal Year End

The following table provides information with respect to option exercises and stock vested during fiscal year 2008 for each named executive officer:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise(1)	Vesting	Vesting(2)

Steven Laub	—	—	375,000	$1,530,625
Stephen Cumming	—	—	—	—
Walt Lifsey	—	—	—	—
Tsung-Ching Wu	—	—	—	—
Rod Erin	1,980	$2,565	—	—
Robert Avery	175,509	$294,152	—	—

(1)	Market value of underlying securities on date of exercise, minus the exercise price.

(2)	Market value of shares on date of vesting based on the last reported sales price of our common stock on the NASDAQ Global Select Market on the dates of vesting.

Potential Payments Upon Termination or Change of Control

2005 Stock Plan

Pursuant to the terms of the Company’s 2005 Stock Plan, in the event of a merger of the Company into another corporation or the sale of substantially all of the assets of the Company, each outstanding award shall be assumed, or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares that would not otherwise be vested or exercisable. All restrictions on restricted stock will lapse, and, all performance goals or other vesting criteria will be deemed achieved at target level, with respect to restricted stock units.

The following table sets forth the estimated benefit to the named executive officers in the event the successor corporation refuses to assume or substitute for the named executive officer’s outstanding equity awards, assuming the date of the triggering event is December 31, 2008.

Estimated Benefits
Name	($)(1)

Steven Laub	7,253,775
Stephen Cumming	680,775
Walt Lifsey	1,439,800
Tsung-Ching Wu	1,252,000
Rod Erin	1,024,104
Robert Avery	—

(1)	Based on the aggregate market value of unvested option grants and restricted stock units and assuming that the triggering event took place on the last business day of fiscal 2008 (December 31, 2008), and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($3.13). Aggregate market value for options is computed by multiplying (i) the difference between $3.13 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2008. Aggregate market value for restricted stock units is computed by multiplying (i) $3.13 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2008. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Employment Agreement with Steven Laub and Performance Share Award

In connection with Mr. Laub’s appointment in August 2006 as President and Chief Executive Officer of the Company, Mr. Laub entered into an employment agreement with the Company dated as of August 7, 2006, as amended on March 13, 2007. On December 30, 2008, Mr. Laub entered into an amended and restated employment agreement with the Company (the “Employment Agreement”). The Employment Agreement provides for certain payments and benefits to be provided to Mr. Laub (subject to Mr. Laub’s compliance with certain covenants, including a covenant not to compete with Atmel for a prescribed period) in the event that he is terminated without “cause” or that he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in the Employment Agreement.

In the event Mr. Laub’s employment terminates due to death or disability, then there will be 12 months of accelerated vesting with respect to his outstanding unexpired and unvested equity awards (other than the award of performance-based restricted stock units granted to Mr. Laub on August 15, 2008, which instead will be subject to the terms of such grant).

If Mr. Laub is terminated without cause or resigns for good reason and such termination or resignation is not in connection with a change of control, then Mr. Laub will receive: (i) a lump sum payment on the 61st day following termination of employment equal to (A) his base salary for 24 months and (B) the current year’s target annual incentive pro-rated to the date of termination; (ii) 12 months of accelerated vesting with respect to his outstanding unvested equity awards (other than the award of performance-based restricted stock units granted to Mr. Laub on August 15, 2008, which instead will be subject to the terms of such grant, including without limitation the provisions regarding vesting in connection with certain terminations of employment); and (iii) reimbursement for premiums paid for continued health benefits for Mr. Laub and any eligible dependents under Atmel’s health plans for up to 18 months, payable when such premiums are due.

If Mr. Laub is terminated without cause or resigns for good reason within three months prior to or 12 months following a change of control, then Mr. Laub will receive: (i) a lump sum payment on the 96th day following termination of employment equal to (A) his base salary for 24 months and (B) 100% of his target annual incentive; (ii) the current year’s target annual incentive pro-rated to the date of termination; (iii) accelerated vesting with respect to 100% of his then outstanding unvested equity awards (other than the award of performance-based restricted stock units granted to Mr. Laub on August 15, 2008, which instead will be subject to the terms of such grant, including without limitation the provisions regarding vesting following a change of control); (iv) reimbursement for premiums paid for continued health benefits for Mr. Laub and any eligible dependents under Atmel’s health plans for up to 18 months, payable when such premiums are due; and (v) and transitional outplacement benefits in accordance with the policies and guidelines of the Company as in effect immediately prior to the change of control. If a change of control occurs on account of a change in a majority of the Company’s Board and, within 12 months following such change of control, another change of control occurs (on account of a reason other than a change in a majority of the Company’s Board), then a termination of Mr. Laub’s employment also will be considered to be in connection with a change of control if Mr. Laub’s employment is terminated within 12 months following such subsequent change of control.

Pursuant to the terms of Mr. Laub’s performance share award, in the event Mr. Laub is terminated without cause or resigns for good reason and such termination or resignation is not in connection with a change of control, or if Mr. Laub’s employment terminates due to death or disability, Mr. Laub may receive accelerated vesting of his unvested performance shares as determined in accordance with the terms and conditions of the award. In addition, if a change of control occurs during the performance period, the performance period will be deemed to end immediately prior to the change of control and the vesting of the performance shares subject to the performance share award agreement will convert to a time-based vesting schedule. The number of performance shares in which Mr. Laub will be entitled to vest in accordance with the time-based vesting schedule will equal fifty percent (50%) of the maximum number of performance shares subject to the performance share award, less the number of any previously vested performance shares. In the event that Mr. Laub is terminated without cause or resigns for good reason within three (3) months before or twelve (12) months following a change of control, then all unvested performance shares that were converted to a time-based vesting schedule will fully vest. If a change of control occurs on account of a change in a majority of the Company’s Board and, within 12 months following such change of control, another change of control occurs (on account of a reason other than a change in a majority of the Company’s Board), then a termination of Mr. Laub’s employment also will be considered to be in connection with a change of control if Mr. Laub’s employment is terminated within 12 months following such subsequent change of control.

The following table provides information concerning the estimated payments and benefits that would be provided to Mr. Laub in the circumstances described above, assuming a termination date of December 31, 2008.

	Estimated Payments and Benefits(1)
	Termination Without Cause or
	Resignation For Good Reason
	Not in Connection with	In Connection with
	a Change of Control	a Change of Control	Death or Disability
Type of Benefit	($)	($)	($)

Salary	1,510,000	1,510,000	—
Annual Incentive Bonuses	943,750	1,887,500	—
Employment Agreement Vesting Acceleration(2)	1,510,225	3,889,025	1,510,225
Performance Share Vesting Acceleration(3)	—	3,364,750	—
Reimbursement for Premiums Paid for Continued Health Benefits(4)	23,979	23,979	—

Total Termination Benefits:	3,987,954	10,675,254	1,510,225

(1)	Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2008 (December 31, 2008), and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($3.13). The payments and benefits shown in connection with a change of control are estimated assuming that the executive does not use transitional outplacement benefits; amounts for any such benefits actually paid are not expected to be significant. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such an event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The Employment Agreement provides that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to Mr. Laub on an after-tax basis. Assuming a termination date of December 31, 2008, the Company believes that Mr. Laub would receive the full termination benefits set forth in his Employment Agreement.

(2)	Reflects the aggregate market value of unvested option grants and restricted stock units (other than performance-based restricted stock units) that would become vested under the circumstances. Aggregate market value for such stock options is computed by multiplying (i) the difference between $3.13 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2008. Aggregate market value for such restricted stock units is computed by multiplying (i) $3.13 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2008.

(3)	Reflects the aggregate market value of performance-based restricted stock units that would become vested under the circumstances. Aggregate market value for performance-based restricted stock units is computed by multiplying (i) $3.13 by (ii) the number of shares underlying such restricted stock units at December 31, 2008.

(4)	Assumes continued coverage of health coverage benefits at the same level of coverage provided for fiscal 2008.

  Change of Control Severance Plan/Performance Share Award Agreements

In August 2008, the Compensation Committee of the Board authorized Atmel to adopt a change of control severance plan (the “COC Plan”) in which the Company’s executive officers (other than the Company’s Chief Executive Officer) will be eligible to participate, provided that each individual executes a participation agreement, waives his or her right to any severance provided under any other agreement or plan, and agrees to an amendment to any existing employment or other agreement pursuant to which such individual is entitled to severance benefits.

In accordance with the COC Plan, the named executive officers other than Mr. Laub (each, an “Eligible Participant”) will be entitled to receive the following severance benefits, contingent on such individual signing and not revoking a separation agreement and release of claims in favor of the Company and not soliciting any employee of the Company for a period of twelve (12) months:

•	In the event of a termination of employment without cause or due to death or disability that does not occur within a “change of control determination period”, an Eligible Participant will be entitled to receive:

•	A lump sum payment in cash equal to one hundred percent (100%) of the employee’s annual base salary, as in effect at the time of termination;

•	A lump sum payment in cash equal to the employee’s target incentive compensation for the year of termination, pro-rated to the date of termination; and

•	Twelve (12) months Company-paid COBRA coverage.

•	In the event of a termination of employment without cause, a resignation for good reason or a termination of employment due to death or disability, in each case within a “change of control determination period”, an Eligible Participant will be entitled to receive:

•	A lump sum payment in cash equal to one hundred percent (100%) of the employee’s annual base salary, as in effect at the time of termination;

•	A lump sum payment in cash equal to the employee’s target incentive compensation for the year of termination, pro-rated to the date of termination;

•	One hundred percent (100%) vesting acceleration of equity awards outstanding on the later of the date of termination or the change of control, other than performance-based restricted stock unit awards or other awards that vest based on achievement of performance goals;

•	Twelve (12) months Company-paid COBRA coverage; and

•	Transitional outplacement benefits in accordance with the policies and guidelines of the Company as in effect immediately prior to the change of control.

Under the COC Plan, “change of control determination period” means the time period beginning three months before a change of control (as defined in the COC Plan) and ending 12 months following a change of control. However, if a change of control occurs on account of a change in a majority of the Company’s Board and, within 12 months following such change of control, another change of control occurs (on account of a reason other than a change in a majority of the Company’s Board), then the change of control determination period will include the time period beginning on the date of the subsequent change of control and ending on the date that is 12 months following such subsequent change of control.

In fiscal 2008, the Compensation Committee of the Board approved the issuance of performance shares to the Company’s executive officers. If a change of control occurs during the performance period, the performance period will be deemed to end immediately prior to the change of control and the vesting of the performance shares subject to the performance share awards will convert to a time-based vesting schedule. The number of performance shares in which the executive officer will be entitled to vest in accordance with the time-based vesting schedule will equal fifty percent (50%) of the maximum number of performance shares subject to the performance share award, less the number of any previously vested performance shares. In the event that the executive incurs a termination of service within three (3) months before or twelve (12) months following a change of control either (i) by Atmel for any reason other than for “cause” (as such term is defined in the performance share awards), or (ii) by the recipient for “good reason” (as such term is defined in the performance share awards), then the unvested performance shares that were converted to a time-based vesting schedule will fully vest. If a change of control occurs on account of a change in a majority of the Company’s Board and, within 12 months following such change of control, another change of control occurs (on account of a reason other than a change in a majority of the Company’s Board), then a termination of the executive officer’s employment also will be considered to be in connection with a change of control if the executive officer’s employment is terminated within 12 months following such subsequent change of control.

Mr. Avery retired before the adoption of the COC Plan and the issuance of performance shares. In connection with his retirement, Mr. Avery received a pro-rated annual incentive bonus in the amount of $128,232 and a six-month period in which to exercise stock options that were outstanding on the date of his termination of employment (to the extent exercisable on such date).

The following table provides information concerning the estimated payments and benefits that would be provided to the following named executive officers in the circumstances described above, assuming a termination date of December 31, 2008.

Estimated Payments and Benefits(1)
		Involuntary Termination		Voluntary
		Other Than		Termination
		For Cause		for Good Reason
Not in
		Connection	In Connection	In Connection
		With a	With a	With a
		Change of	Change of	Change of
Name	Type of Benefit	Control ($)	Control ($)	Control ($)

Stephen Cumming	Salary Annual Incentive Bonus COC Plan Vesting Acceleration(2) Performance Share Vesting Acceleration(3) Continued Coverage of Employee Benefits(4)	345,000 241,500 — — 15,986	345,000 241,500 93,900 586,875 15,985	345,000 241,500 93,900 586,875 15,986

	Total Termination Benefits:	602,486	1,283,261	1,283,261

Walter Lifsey	Salary Annual Incentive Bonus COC Plan Vesting Acceleration(2) Performance Share Vesting Acceleration(3) Continued Coverage of Employee Benefits(4)	500,000 375,000 — — 9,988	500,000 375,000 657,300 782,500 9,988	500,000 375,000 657,300 782,500 9,988

	Total Termination Benefits:	884,988	2,324,788	2,324,788

Estimated Payments and Benefits(1)
		Involuntary Termination		Voluntary
		Other Than		Termination
		For Cause		for Good Reason
Not in
		Connection	In Connection	In Connection
		With a	With a	With a
		Change of	Change of	Change of
Name	Type of Benefit	Control ($)	Control ($)	Control ($)

Tsung-Ching Wu	Salary Annual Incentive Bonus COC Plan Vesting Acceleration(2) Performance Share Vesting Acceleration(3) Continued Coverage of Employee Benefits(4)	509,200 381,900 — — 15,986	509,200 381,900 469,500 782,500 15,986	509,200 381,900 469,500 782,500 15,986

	Total Termination Benefits:	907,086	2,159,086	2,159,086

Rod Erin	Salary Annual Incentive Bonus COC Plan Vesting Acceleration(2) Performance Share Vesting Acceleration(3) Continued Coverage of Employee Benefits(4)	350,000 210,000 — — 9,988	350,000 210,000 437,229 586,875 9,988	350,000 210,000 437,229 586,875 9,988

	Total Termination Benefits:	569,988	1,594,092	1,594,092

(1)	Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2008 (December 31, 2008), and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($3.13). The payments and benefits shown in connection with a change of control are estimated assuming that the executive does not use transitional outplacement benefits; amounts for any such benefits actually paid are not expected to be significant. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The COC Plan provides that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis.

(2)	Reflects the aggregate market value of unvested option grants and restricted stock units (other than performance-based restricted stock units) that would become vested under the circumstances. Aggregate market value for such stock options is computed by multiplying (i) the difference between $3.13 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2008. Aggregate market value for such restricted stock units is computed by multiplying (i) $3.13 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2008.

(3)	Reflects the aggregate market value of performance-based restricted stock units that would become vested under the circumstances. Aggregate market value for performance-based restricted stock units is computed by multiplying (i) $3.13 by (ii) the number of shares underlying such restricted stock units at December 31, 2008.

(4)	Assumes continued coverage of health coverage benefits at the same level of coverage provided for fiscal 2008.

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2008. Mr. Laub and Mr. Wu, who are our employees, do not receive additional compensation for their services as directors.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(1)(2)(3)	($)

Current directors:
Charles Carinalli	66,750	13,142	14,846	94,738
Papken Der Torossian	77,750	22,419	71,096	171,265
Dr. Edward Ross	49,500	13,656	11,999	75,155
Jack L. Saltich	96,500	22,419	71,096	190,015
David Sugishita	146,813	11,380	63,843	222,036
Former directors(4):
Pierre Fougere	—	84,501	(63,502)	20,999
Dr. Chaiho Kim	39,500	—	10,967	50,467
T. Peter Thomas	33,750	—	10,997	44,747

(1)	Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards is the compensation cost associated with options or restricted stock units vesting during fiscal 2008 that were recognized for financial statement reporting purposes in accordance with the provisions of SFAS No. 123R, but excluding any estimate of future forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. See footnotes (1)(a) and (1)(b) to “Summary Compensation Table” for a description of the assumptions used in the valuation of these awards under SFAS No. 123R. Negative numbers reflect reversal of SFAS No. 123R compensation costs related to actual forfeitures upon termination of service.

(2)	In fiscal 2008, Messrs. Der Torossian, Saltich and Sugishita each received the following option to purchase shares of our common stock, which vest and become exercisable over one year:

		Exercise Price	Grant Date
	Number of	Per Share	Fair Value
Grant Date	Shares	($)	($)

5/15/2008	22,500	$4.37	$51,259

Upon election to the Board in fiscal 2008, Mr. Carinalli and Dr. Ross received options to purchase shares of our common stock as follows:

			Exercise Price	Grant Date
		Number of	Per Share	Fair Value
Name	Grant Date	Shares	($)	($)

Charles Carinalli	2/15/2008	40,000	$3.32	$67,866
Dr. Edward Ross	4/15/2008	40,000	$3.24	$67,758

In fiscal 2008, Messrs. Der Torossian, Saltich and Sugishita each received the following restricted stock unit award, which vests annually over three years:

		Grant Date
	Number of	Fair Value
Grant Date	Shares	($)

5/15/2008	12,500	$54,625

Following their election to the Board in fiscal 2008, Mr. Carinalli and Dr. Ross each received the following restricted stock unit award, which each vest annually over four years:

			Grant Date
		Number of	Fair Value
Name	Grant Date	Shares	($)

Charles Carinalli	2/15/2008	20,000	$66,400
Dr. Edward Ross	5/15/2008	20,000	$87,400

(3)	As of December 31, 2008, the aggregate number of shares underlying options and restricted stock units outstanding for each of our non-employee directors was as follows:

	Aggregate	Aggregate
	Number of Shares	Number of Shares
Name	Underlying Options	Underlying RSUs

Charles Carinalli	40,000	20,000
Papken Der Torossian	72,500	23,525
Dr. Edward Ross	40,000	20,000
Jack L. Saltich	72,500	23,525
David Sugishita	132,500	12,500

(4)	Pierre Fougere resigned as a director of Atmel effective February 15, 2008. Dr. Kim and Mr. Thomas did not stand for re-election at the Company’s 2008 annual meeting of stockholders.

Standard Director Compensation Arrangements

Cash Compensation

During fiscal 2008, each non-employee director received a cash retainer of $50,000 per year (pro-rated for directors that do not serve the entire year), paid in installments, for service on the Board and its committees. The non-executive chairman of the Board received a cash retainer of $25,000 per year. In addition, each non-employee director received $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended for each committee on which the non-employee director served. Also, non-employee directors who serve as committee chairs received an annual retainer for such service in the amount of $17,500 for the chair of the Audit Committee and $10,000 for the chair of other Board committees. Non-employee directors are reimbursed for their expenses in connection with their attendance at Board and committee meetings and their out-of-pocket business expenses associated with service on the Board and its committees.

In April 2009, the Board approved changes to cash compensation to be paid to non-employee directors as follows: (i) the annual cash retainer paid to directors for service on the Board was temporarily reduced by ten percent (10%), effective February 1, 2009; (ii) the initial term of the temporary retainer reduction is from February 1, 2009 to June 30, 2009, with reviews at the end of the first and second quarters of fiscal 2009 to determine if the temporary retainer reduction should be continued; (iii) upon termination of the temporary retainer reduction, the annual retainer of directors will return to the level in effect immediately prior to the implementation of the temporary retainer reduction; (iv) immediately prior to any change of control of the Company, the temporary retainer reduction will end and the annual retainer of directors will return to the level in effect immediately prior to the implementation of the temporary retainer reduction; and (v) immediately prior to any change of control of the Company, each director will become entitled to receive the cumulative amount of that director’s annual retainer that was not paid because of the temporary retainer reduction.

Equity Compensation

Equity compensation is to be issued to directors as follows: Upon joining the Board, non-employee directors will receive (i) a nonstatutory stock option for the purchase of 40,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, which will vest and become exercisable as to 12.5% of the shares on the 6 month anniversary of the pricing date and as to 1/48 each month thereafter until the 4th anniversary of the pricing date and (ii) 20,000 restricted stock units that will vest annually over 4 years from the effective date. Also, each year upon their re-election as directors of the Company at our annual meeting of stockholders and pursuant to Atmel’s equity compensation granting policy, non-employee directors are awarded (i) a nonstatutory stock option for the purchase of 22,500 shares of our common stock which will vest and become exercisable monthly over one year from the effective date and (ii) 12,500 restricted stock units that will vest annually over 3 years from the effective date. For a description of Atmel’s equity compensation granting policy, please see the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis included in this Proxy Statement.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Atmel’s equity compensation plans as of December 31, 2008 (share amounts in thousands).

(c)
Number of Securities
	(a)		(b)		Remaining Available
	Number of Securities to		Weighted-Average		for Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a)
Plan Category	(#)		($)		(#)

Equity compensation plans approved by security holders	51,685	(1)(2)	$5.54	(3)	37,076	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	51,685		$5.54		37,076

(1)	Includes options to purchase shares outstanding under the 2005 Stock Plan.

(2)	Includes 20,422 restricted stock units granted under our 2005 Stock Plan that had not vested as of such date.

(3)	This weighted-average exercise price does not include outstanding restricted stock units.

(4)	Consists of 30,186 shares available for future issuance under our 2005 Stock Plan (for options, restricted stock units and performance-based restricted stock units) and 6,890 shares available for future issuance under our 1991 Employee Stock Purchase Plan. Pursuant to our 2005 Stock Plan, each share subject to restricted stock, restricted stock units (including performance shares) and stock purchase rights granted on or after May 14, 2008 is counted as one-and-78/100 (1.78) shares against the shares available for grant under the 2005 Plan.

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 15, 2009 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors, nominees for director and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated (or except as contained in a referenced filing), each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable, and can be reached by contacting our principal executive offices.

	Common Stock	Approximate Percent
Beneficial Owner(1)	Beneficially Owned(2)	Beneficially Owned(2)

Janus Capital Management LLC(3)	47,346,549	10.5%
The Guardian Life Insurance Company of America(4)	29,223,011	6.5%
FMR LLC(5)	25,740,091	5.7%
Barclays Global Investors, NA(6)	23,682,103	5.3%
Steven Laub(7)	2,724,317	*
Tsung-Ching Wu(8)	8,463,584	1.9%
Walt Lifsey(9)	454,035	*
Rod Erin(10)	355,311	*
David Sugishita(11)	125,417	*
Charles Carinalli(12)	16,667	*
Dr. Edward Ross(13)	10,000	*
Papken Der Torossian(14)	77,175	*
Jack L. Saltich(15)	46,175	*
Robert Avery	0	*
All directors and executive officers as a group (13 persons)(16)	12,945,464	2.9%

*	Less than one percent of the outstanding common stock

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Atmel Corporation, 2325 Orchard Parkway, San Jose, CA 95131.

(2)	Based on 450,231,771 shares outstanding on March 15, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Atmel common stock subject to options held by that person that will be exercisable within 60 days after March 15, 2009, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 47,033,019 shares of which Janus Capital Management LLC has sole voting and dispositive power and 313,530 shares of which Janus Capital Management LLC has shared voting and dispositive power. Based on a Schedule 13G filed with the SEC on February 10, 2009. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

(4)	Includes 29,223,011 shares of which the The Guardian Life Insurance Company of America and its affiliates have shared voting and dispositive power. Based on a Schedule 13G, Amendment No. 1, filed with the SEC on February 10, 2009 by The Guardian Life Insurance Company of America, Guardian Investors Services LLC and RS Investment Management Co. LLC. The address of The Guardian Life Insurance Company of America is 7 Hanover Square, H-26-E, New York, New York 10004.

(5)	Includes 25,740,091 shares as to which FMR LLC has sole power to dispose or direct the disposition. Based on a Schedule 13G, Amendment No. 4 filed with the SEC on February 17, 2009. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(6)	Includes 23,682,103 shares of which Barclays Global Investors, NA and its affiliates have sole voting power and 14,322,121 shares of which Barclays Global Investors, NA has sole dispositive power. Based on a Schedule 13G filed with the SEC on February 10, 2009 by Barclays Global Investors, NA. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(7)	Includes 720,568 shares owned directly. Also includes 1,941,249 shares issuable under stock options and 62,500 shares issuable under restricted stock units exercisable/vested within 60 days after March 15, 2009.

(8)	Includes 7,536,119 shares owned directly, and 257,170 shares held in trust for Mr. Wu’s children, of which Mr. Wu and his wife are trustees. Also includes 670,295 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(9)	Includes 46,744 shares owned directly. Also includes 407,291 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(10)	Includes 79,832 shares owned directly. Also includes 275,479 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(11)	Includes 125,417 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(12)	Includes 5,000 shares owned directly. Also includes 11,667 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(13)	Includes 10,000 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(14)	Includes 28,675 shares held in trust, of which Mr. Der Torossian and his wife are the trustees; and 6,000 shares held by Mr. Der Torossian’s IRA. Also includes 42,500 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(15)	Includes 3,675 shares owned directly. Also includes 42,500 shares issuable under stock options exercisable within 60 days after March 15, 2009.

(16)	Includes 4,206,399 shares issuable under stock options and/or restricted stock units exercisable/vested within 60 days after March 15, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with the charter for the Audit Committee, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

There were no reportable related party transactions since the beginning of fiscal 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with except as follows: Atmel filed two late Form 4s for Mr. Laub, each reporting the shares withheld for taxes upon the vesting of restricted stock units; one late Form 4 was filed for Mr. Erin reporting two exercises of stock options; and a Form 3 and a Form 4 were filed late for Mr. Vaylet, with the Form 4 reporting a grant of performance shares.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and Atmel’s internal accounting and financial controls. This purpose is more fully described in the charter of the Audit Committee which can be accessed on our web site at www.atmel.com/ir/governance.asp.

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm, (2) discussed with management and with PricewaterhouseCoopers LLP the evaluation of Atmel’s internal controls and the audit of the effectiveness of Atmel’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board, and (4) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

David Sugishita (Chairman)
Charles Carinalli
Jack L. Saltich

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 27, 2009
San Jose, California

Appendix A

ATMEL CORPORATION

2005 STOCK PLAN

(AS AMENDED AND RESTATED APRIL 8, 2009)

1.  Background.  The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2.  Purposes of the Plan.  The purposes of this 2005 Stock Plan are:

-	to attract and retain the best available personnel for positions of substantial responsibility,

-	to provide additional incentive to Employees, Directors and Consultants, and

-	to promote the success of the Company’s business.

3.  Definitions.  As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

(b)  “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)  “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(e)  “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(f)  “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h)  “Cash Flow from Operations” means as to any Fiscal Year, the Company’s cash generated from operating activities, or a business unit’s cash generated from operating activities, determined in accordance with generally acceptable accounting principles.

(i)  “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

(k)  “Common Stock” means the common stock of the Company.

(l)  “Company” means Atmel Corporation, a Delaware corporation.

(m)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n)  “Director” means a member of the Board, either as an Employee or an Outside Director.

(o)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p)  “Earnings Per Share” means as to any Fiscal Year, the Company’s Net Income or a business unit’s Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

(q)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r)  “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

(s)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or, if the day of determination is not a trading day, the average of the closing sales prices (or the closing bids, if no sales were reported) on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(u)  “Fiscal Year” means the fiscal year of the Company.

(v)  “Grant Date” means, with respect to an Award, the date that the Award was granted.

(w)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)  “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the

Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(y)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Operating Profit” means the Company’s or a business unit’s profit from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(dd) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(ee) “Option Exchange Program” means a program whereby outstanding Options are surrendered or cancelled in exchange for the right to receive options of the same type, of a different type and/or cash pursuant to such terms as the Administrator may determine.

(ff) “Optioned Stock” means the Common Stock subject to an Award.

(gg) “Outside Director” means a Director who is not an Employee.

(hh) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ii) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(jj) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Operating Profit, (c) Cash Flow from Operations, (d) Net Income, (e) Pro Forma Net Income, (f) Earnings Per Share, and (g) Return on Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to another company or companies), (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

(kk) “Plan” means this 2005 Stock Plan, as amended.

(ll) “Pro Forma Net Income” means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

(mm) “Reload Option” means an Option that automatically is granted if a Participant pays the exercise price of an Option by tendering Shares.

(nn) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

(oo) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(pp) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 14.

(qq) “Retirement” means, in the case of an Employee or Director: (a) a Termination of Service occurring on or after age sixty-five (65), or (b) a Termination of Service occurring on or after age sixty (60) with at least ten (10) Years of Service. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

(rr) “Return on Sales” means as to any Fiscal Year, the percentage equal to the Company’s Net Income or the business unit’s Pro Forma Net Income, divided by the Company’s or the business unit’s Annual Revenue, as applicable.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Section 409A” means Section 409A of the Code and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(vv) “Service Provider” means an Employee, Director or Consultant.

(ww) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(xx) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option (either affiliated or tandem) that pursuant to Section 13 is designated as an SAR.

(yy) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by a Notice of Grant.

(zz) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aaa) “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment or engagement as a consultant by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous employment as an Employee or re-engagement of the Consultant by the Company or an Affiliate; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous employment as an Employee or engagement as a Consultant by the Company or an Affiliate.

4.  Stock Subject to the Plan.

(a)  Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 114,000,000 Shares.1 The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be

1 Includes 58,000,000 Shares approved by the Company’s stockholders on May 14, 2008.

returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

(b)  Full Value Awards.  Any Shares subject to Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 14, 2008 will be counted against the numerical limits of this Section 4 as one and 78/100 (1.78) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 14, 2008 are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to this Section 4, one and 78/100 (1.78) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

5.  Administration of the Plan.

(a)  Procedure.

(i) Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to determine the form and manner in which Participants may designate beneficiaries of Awards in the event of the Participant’s death, including determining the Participants or classes of Participants who may designate beneficiaries with respect to any Award or type of Award;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to commence a Section 409A Exchange Offer in connection with each Option that had a per share exercise price that was less than the fair market value of a share of the Company’s common stock, as determined for purposes of Section 409A, on the Option’s grant date and that was unvested, in whole or in part, as of December 31, 2004 (notwithstanding Section 18(b) of the Plan), as described by Section 23 of the Plan;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Additional Power of Administrator Requiring Stockholder Approval.  The Administrator shall have authority to take the following actions, but only if not otherwise prohibited by the provisions of the Plan and only if approval by the Company’s stockholders is obtained:

(i)  reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval;

(ii) institute an Option Exchange Program to allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option with a lower exercise price, or with a different type of Award, cash or a combination thereof; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval; and

(iii) institute any other program that would constitute a revaluation or repricing of Options; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval.

(d) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

6.  Eligibility.  Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

7.  Limitations.

(a)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options, Stock Purchase Rights, Stock Appreciation Rights and Restricted Stock Units:

(i)  No Service Provider shall be granted, in any fiscal year of the Company, Options, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units to purchase more than 5,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units to purchase up to an additional 5,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

(iv) If an Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Unit is reduced, the transaction will be treated as a cancellation of the Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units and the grant of a new Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units.

8.  Term of Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon adoption by the Board and obtaining stockholder approval. The Plan amends and restates the previous 1996 Stock Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

9.  Term of Option.  The term of each Option shall be stated in the Award Agreement; however, the term of an Option granted on or after April 9, 2008 shall be no longer than ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

10. Option Exercise Price and Consideration.

(a)  Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option

(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the

Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Grant Date.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option granted on or after April 9, 2008, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction, the per Share exercise price shall be no less than 100% of the Fair Market Value per share on the Grant Date . In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a merger or other corporate transaction.

(b)  Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c)  Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii) check;

(iii) other Shares, which in the case of Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Except for options granted prior to October 11, 1996, or unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award

Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Optionee in a form and manner acceptable to the Administrator, then such Option may be exercised by the personal representative of the Optionee’s estate or in the event no administration of the Optionee’s estate is required, then by the successor-in-interest to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution, as the case may be. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

12. Stock Purchase Rights.

(a)  Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)  Number of Shares.  The Administrator shall have complete discretion to determine the number of Stock Purchase Rights granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted Stock Purchase Rights covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

(c)  Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(d)  Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(e)  Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

(f)  Death of Participant.

(i)  Exercise of Stock Purchase Right.  If a Participant dies while a Service Provider, the Stock Purchase Right may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent the Stock Purchase Right is vested on the date of death (but in no event later than the expiration date set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Participant in a form and manner acceptable to the Administrator, then such Stock Purchase Right may be exercised by the personal representative of the Participant’s estate or in the event no administration of the Participant’s estate is required, then by the successor-in-interest to whom the Stock Purchase Right is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution, as the case may be. If, at the time of death, the Participant is not vested as to his or her entire Stock Purchase Right, the Shares covered by the unvested portion of the Stock Purchase Right shall immediately revert to the Plan. If the Stock Purchase Right is not so exercised within the time as specified in the Award Agreement, the Stock Purchase Right shall terminate, and the Shares covered by such Stock Purchase Right shall revert to the Plan.

(ii) Release from Escrow.  If a Participant dies while a Service Provider, any Shares subject to a Stock Purchase Right (A) that have been released from the Company’s repurchase option or for which the Company’s repurchase option expires or has expired unexercised, and (B) that are not yet released from escrow, shall be issued, and certificates evidencing such released Shares shall be delivered, to the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Participant in a form and manner acceptable to the Administrator, then such Shares shall be transferred to the personal representative of the Participant’s estate or in the event no administration of the Participant’s estate is required, then to the successor-in-interest pursuant to the Participant’s will or in accordance with the laws of descent and distribution, as the case may be.

13. Stock Appreciation Rights.

(a)  Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator may grant affiliated SARs, freestanding SARs, tandem SARs, or any combination thereof.

(i)  Number of Shares.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

(ii) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction, the exercise price of a freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of tandem or affiliated SARs shall equal the Exercise Price of the related Option.

(b)  Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a tandem SAR granted in connection with an Incentive Stock Option: (a) the tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the tandem SAR is exercised; and (c) the tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(c)  Exercise of Affiliated SARs.  An affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

(d)  Exercise of Freestanding SARs.  Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)  SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)  Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; however, an SAR granted on or after April 9, 2008 shall expire no later than ten (10) years from the Grant Date. Notwithstanding the foregoing, the rules of Section 11 also shall apply to SARs.

(g)  Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. For purposes of Section 4 of the Plan, the reduction in Shares available for future issuance upon the grant of the SAR will be determined at the Grant Date based on the full number of Shares subject to the SAR. Upon settlement of the SAR, there will be no further reduction in Shares available for future issuance under Section 4 of the Plan. Upon the forfeiture of all or a portion of the SAR, the forfeited Shares shall be returned to the Shares available for future issuance under Section 4 of the Plan. For avoidance of doubt, upon settlement of an SAR, Shares will not be returned to the Shares available for future issuance under Section 4 of the Plan, notwithstanding the fact that if Shares are issued in settlement of an SAR they will be issued only based on the difference between the Fair Market Value of a Share on the date of exercise over the exercise price.

14. Restricted Stock Units.

(a)  Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b)  Number of Shares.  The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted Restricted Stock Units covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

(c)  Value of Restricted Stock Units.  Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the Grant Date.

(d)  Performance Goals and Other Terms.  The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the Performance Goals or other vesting provisions must be met will be called the “Performance Period.” Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)  Duration of Performance Periods.  The Administrator will set the length of time for a Performance Period, subject to the following limits:

(i)  The Performance Period related to Restricted Stock Units with Performance Goals shall not be less than one (1) year; and

(ii) The Performance Period related to Restricted Stock Units with time-based vesting provisions shall not be less than three (3) years;

provided, however, that up to five percent (5%) of the shares currently authorized for grant under the Plan may be subject to Restricted Stock Units without such limits on the length of the Performance Period.

(f)  Earning of Restricted Stock Units.  After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator shall not reduce or waive any Performance Goals or other vesting provisions for such Restricted Stock Unit; provided, however, that the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Restricted Stock Unit in the event of a Participant’s death, Disability, or Retirement, or in the event of the sale of substantially all of the assets of the Company, or a merger of the Company with or into another entity pursuant to which the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction.

(g)  Form and Timing of Payment of Restricted Stock Units.  Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(h)  Cancellation of Restricted Stock Units.  On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

(i)  Death of Participant.  If a Participant dies while a Service Provider, any earned Restricted Stock Units that have not yet been paid shall be paid to the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form and manner acceptable to the

Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Participant in a form and manner acceptable to the Administrator, then such earned Restricted Stock Units shall be paid to the personal representative of the Participant’s estate or in the event no administration of the Participant’s estate is required, then to the successor-in-interest pursuant to the Participant’s will or in accordance with the laws of descent and distribution, as the case may be. If, at the time of death, the Participant holds any Restricted Stock Units that are not yet earned, the unearned Restricted Stock Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

15. Non-Transferability of Awards.  Unless determined otherwise by the Administrator and except as set forth in Sections 11(d), 12(f), 13(f) and 14(i), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

16. Adjustments Upon Changes in Capitalization, Dissolution or Liquidation, Merger or Asset Sale.

(a)  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 4, 7, 13 and 14 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. Notwithstanding anything in this Section 16(b) to the contrary, for Awards granted on or after August 14, 2008, that may be considered “deferred compensation” within the meaning of Section 409A, the payment of any Awards that accelerate in accordance with this Section 16(b) nevertheless will be made at the same time or times as if such Awards had vested in accordance with the vesting provisions applicable to such Awards unless otherwise determined by the Administrator.

(c)  Merger or Asset Sale.  For Awards granted prior to August 14, 2008, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. For Awards granted on or after August 14, 2008, in the event of (i) a merger of the Company with or into another corporation, other than a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its Parent outstanding immediately after such merger or (ii) the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award (whether granted prior to, on or after August 14, 2008), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

17. Date of Grant.  The Grant Date of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

18. Amendment and Termination of the Plan.

(a)  Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, and to adopt material Plan amendments, including:

(i)  A material increase in benefits accrued to Participants under the Plan;

(ii) An increase in the number of shares that may be optioned or sold under the Plan;

(iii) A material modification (expansion or reduction) of the class of participants in the Plan; or

(iv) A provision permitting the Administrator to lapse or waive restrictions on Awards at its discretion.

(c)  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a)  Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

23. Section 409A Exchange Offer.  The Administrator, may in its sole discretion, offer to each Optionee who holds an Option with an original Grant Date Exercise Price that was less than the original Grant Date fair market value, as determined for purposes of Section 409A, (each a “Discount Option”) one or more of the following choices with respect to the portion of such Discount Option that was unvested on December 31, 2004 (such portion is referred to as the “Eligible Discount Option”):

(a)  If Optionee exercised any Eligible Discount Option (or portion thereof) in 2006, then Optionee may elect to amend the eligible portion of each Eligible Discount Option such that the Exercise Price of the Option will be increased to the fair market value, as determined for purposes of Section 409A, of a share of the Company’s Common Stock on the Option’s grant date.

(b)  If Optionee was granted an Eligible Discount Option, but did not exercise any Eligible Discount Option in 2006, then Optionee may be given one or more of the following choices:

(i)  Optionee may elect to amend each Eligible Discount Option to change the option expiration date identified in the original grant agreement to a date that is expected to constitute a fixed calendar year election for purposes of Section 409A (the Administrator will have the discretion to choose to allow Optionees to pick different calendar years for different portions of each Eligible Discount Option); and/or

(ii) Optionee may elect to amend the eligible portion of each Eligible Discount Option such that the Exercise Price of the Option will be increased to the fair market value, as determined for purposes of Section 409A, of a share of the Company’s Common Stock on the Option’s grant date.

24. Underwater Option Exchange Offer.  The Administrator, in its sole discretion, may institute a one-time Option Exchange Program, commencing within 12 months following approval of such Option Exchange Program by the Company’s stockholders, that permits each eligible Optionee who holds an Option with an Exercise Price per Share greater than the trailing 52-week high price of the Common Stock as of the commencement of the Option Exchange Program to elect to cancel such Option in exchange for a new Award issued under the Plan, as described in the proxy statement with respect to the Company’s 2009 Annual Meeting of Stockholders.

Annex A
ANNUAL MEETING OF STOCKHOLDERS OF
ATMEL CORPORATION
May 20, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card

are available at - https://materials.proxyvote.com/049513
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 000333333330300010000	052009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matter or matters which may properly come before the annual meeting and any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the 2008 Annual Report on Form 10-K of Atmel Corporation, and receipt of Notice of 2009 Annual Meeting of Stockholders and Proxy Statement of Atmel Corporation, each dated April 27, 2009.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

1. Election of Directors:	FOR	AGAINST	ABSTAIN
Steven Laub	☐	☐	☐
Tsung-Ching Wu	☐	☐	☐
David Sugishita	☐	☐	☐
Papken Der Torossian	☐	☐	☐
Jack L. Saltich	☐	☐	☐
Charles Carinalli	☐	☐	☐
Dr. Edward Ross	☐	☐	☐
2. Proposal to approve an amendment to the 2005 Stock Plan to allow for a one-time stock option exchange program for employees other than Atmel Corporation’s named executive officers.	☐	☐	☐

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Atmel Corporation for 2009.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF STOCKHOLDERS OF
ATMEL CORPORATION
May 20, 2009

PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/049513

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

■ 00033333333030001000 0	052009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matter or matters which may properly come before the annual meeting and any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the 2008 Annual Report on Form 10-K of Atmel Corporation, and receipt of Notice of 2009 Annual Meeting of Stockholders and Proxy Statement of Atmel Corporation, each dated April 27, 2009.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

1. Election of Directors:	FOR	AGAINST	ABSTAIN
Steven Laub	☐	☐	☐
Tsung-Ching Wu	☐	☐	☐
David Sugishita	☐	☐	☐
Papken Der Torossian	☐	☐	☐
Jack L. Saltich	☐	☐	☐
Charles Carinalli	☐	☐	☐
Dr. Edward Ross	☐	☐	☐

2. Proposal to approve an amendment to the 2005 Stock Plan to allow for a one-time stock option exchange program for employees other than Atmel Corporation’s named executive officers.	☐	☐	☐

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Atmel Corporation for 2009.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

               ■
PROXY
ATMEL CORPORATION
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the 2008 Annual Report on Form 10-K, and receipt of the Notice of 2009 Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2009, and hereby appoints Steven Laub and Patrick Reutens, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of ATMEL CORPORATION to be held on May 20, 2009 at 2:00 p.m., local time, at Atmel Corporation, 2325 Orchard Parkway, San Jose, California 95131 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

■	14475 ■